Exhibit 10.27

LOAN AGREEMENT

Dated as of November 26, 2014

Between

The Borrowers listed on Schedule II attached hereto
individually and collectively, as Borrower

and

LADDER CAPITAL FINANCE LLC,
as Lender

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TABLE OF CONTENTS

ARTICLE 1:	DEFINITIONS; PRINCIPLES OF CONSTRUCTION........................1

Section 1.1	Specific Definitions...................................................................1

Section 1.2	Principles of Construction........................................................17

ARTICLE 2:	THE LOAN..........................................................................................17

Section 2.1	The Loan..................................................................................17

2.1.1	Agreement to Lend and Borrow.....................................................17

2.1.2	Single Disbursement to Borrower..................................................17

2.1.3	The Note.........................................................................................17

2.1.4	Use of Proceeds..............................................................................17

Section 2.2	Interest Rate.............................................................................17

2.2.1	Interest Rate...................................................................................17

2.2.2	Default Rate...................................................................................17

2.2.3	Interest Calculation........................................................................18

2.2.4	Usury Savings................................................................................18

Section 2.3	Loan Payments.........................................................................18

2.3.1	Loan Payments Generally..............................................................18

2.3.2	Payments Generally.......................................................................18

2.3.3	Payment on Maturity Date.............................................................19

2.3.4	Late Payment Charge.....................................................................19

2.3.5	Change in Payment Date................................................................19

2.3.6	Method and Place of Payment.......................................................19

Section 2.4	Term of the Loan......................................................................19

2.4.1	Maturity Date.................................................................................20

Section 2.5	Prepayments.............................................................................20

2.5.1	Voluntary Prepayments..................................................................20

2.5.2	Prepayments After Default.............................................................20

Section 2.6	Defeasance...............................................................................20

2.6.1	Conditions to Defeasance..............................................................20

2.6.2	Release of Property........................................................................22

2.6.3	Successor Borrower.......................................................................22

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2.6.4	Appointment as Attorney in Fact...................................................23

Section 2.7	Partial Defeasance of Properties..............................................23

2.7.1	Partial Defeasance..........................................................................23

2.7.2	Partial Defeasance of Property.......................................................24

Section 2.8	REMIC Test on Property Release............................................25

ARTICLE 3:	REPRESENTATIONS AND WARRANTIES.....................................25

Section 3.1	Borrower Representations........................................................25

3.1.1	Organization...................................................................................25

3.1.2	Proceedings....................................................................................26

3.1.3	No Conflicts...................................................................................26

3.1.4	Litigation........................................................................................26

3.1.5	Agreements....................................................................................26

3.1.6	Consents.........................................................................................26

3.1.7	Title................................................................................................26

3.1.8	No Plan Assets...............................................................................27

3.1.9	Compliance....................................................................................27

3.1.10	Financial Information.....................................................................27

3.1.11	Condemnation................................................................................28

3.1.12	Easements; Utilities and Public Access.........................................28

3.1.13	Separate Lots..................................................................................28

3.1.14	Taxes and Assessments..................................................................28

3.1.15	Enforceability.................................................................................28

3.1.16	Assignment of Leases....................................................................28

3.1.17	Insurance........................................................................................29

3.1.18	Licenses..........................................................................................29

3.1.19	Flood Zone.....................................................................................29

3.1.20	Physical Condition.........................................................................29

3.1.21	Boundaries.....................................................................................29

3.1.22	Leases.............................................................................................29

3.1.23	Filing and Recording Taxes...........................................................30

3.1.24	Single Purpose...............................................................................30

3.1.25	Tax Filings.....................................................................................30

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3.1.26	Solvency.........................................................................................30

3.1.27	Federal Reserve Regulations..........................................................31

3.1.28	Organizational Chart......................................................................31

3.1.29	Organizational Status.....................................................................31

3.1.30	Bank Holding Company.................................................................31

3.1.31	No Casualty....................................................................................31

3.1.32	Purchase Options...........................................................................31

3.1.33	FIRPTA..........................................................................................31

3.1.34	Illegal Activity................................................................................31

3.1.35	Investment Company Act...............................................................31

3.1.36	Use of Property..............................................................................31

3.1.37	Fiscal Year......................................................................................32

3.1.38	No Other Financing.......................................................................32

3.1.39	Contracts........................................................................................32

3.1.40	Full and Accurate Disclosure.........................................................32

3.1.41	Other Obligations and Liabilities...................................................32

3.1.42	REA................................................................................................32

3.1.43	Bankruptcy Filings.........................................................................32

Section 3.2	Survival of Representations.....................................................33

ARTICLE 4:	BORROWER COVENANTS..............................................................33

Section 4.1	Borrower Affirmative Covenants ..................................................................................................33

4.1.1	Payment and Performance of Obligations.....................................33

4.1.2	Existence; Compliance with Legal Requirements.........................33

4.1.3	Taxes and Other Charge.................................................................34

4.1.4	Litigation........................................................................................34

4.1.5	Access to Property..........................................................................34

4.1.6	Further Assurances; Supplemental Mortgage Affidavits...............35

4.1.7	Financial Reporting........................................................................35

4.1.8	Title to the Property........................................................................37

4.1.9	Estoppel Statement.........................................................................37

4.1.10	Leases.............................................................................................38

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4.1.11	Alterations......................................................................................39

4.1.12	Approval of Major Contracts.........................................................39

4.1.13	After Acquired Property.................................................................39

4.1.14	Patriot Act Compliance..................................................................39

4.1.15	Single Purpose...............................................................................40

4.1.16	Major Contracts; REA...................................................................40

Section 4.2	Borrower Negative Covenants.................................................41

4.2.1	Due on Sale and Encumbrance; Transfers of Interests..................41

4.2.2	Liens...............................................................................................41

4.2.3	Dissolution.....................................................................................41

4.2.4	Change in Business........................................................................42

4.2.5	Debt Cancellation...........................................................................42

4.2.6	Affiliate Transactions.....................................................................42

4.2.7	Zoning............................................................................................42

4.2.8	Assets............................................................................................42

4.2.9	No Joint Assessment......................................................................42

4.2.10	Principal Place of Business............................................................42

4.2.11	Change of Name, Identity or Structure..........................................42

4.2.12	Intentionally omitted......................................................................42

4.2.13	ERISA............................................................................................43

4.2.14	Compliance with Restrictive Covenants, Etc.................................43

4.2.15	REA................................................................................................43

4.2.16	Embargoed Person.........................................................................43

ARTICLE 5:	INSURANCE, CASUALTY AND CONDEMNATION.....................44

Section 5.1	Insurance..................................................................................44

5.1.1	Insurance Policies..........................................................................44

5.1.2	Insurance Company........................................................................49

Section 5.2	Casualty and Condemnation....................................................49

Section 5.3	Condemnation..........................................................................52

Section 5.4	Casualty and Condemnation Proceeds.....................................54

Section 5.5	Additional Conditions for Disbursement of Net Proceeds......54

ARTICLE 6:	CASH MANAGEMENT AND RESERVE FUNDS...........................56

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Section 6.1	Cash Management Arrangements...........................................56

Section 6.2	Tax Funds................................................................................56

6.2.1	Deposits of Tax Funds....................................................................56

6.2.2	Release of Tax Funds.....................................................................57

6.2.3	Waiver of Tax Account...................................................................57

Section 6.3	Insurance Funds.......................................................................57

6.3.1	Deposits of Insurance Funds..........................................................57

6.3.2	Release of Insurance Funds...........................................................57

6.3.3	Waiver of Insurance Account.........................................................58

Section 6.4	Excess Cash Flow Sweep.........................................................58

6.4.1	For purposes of this Section 6.4.....................................................58

6.4.2	Excess Cash Flow Account............................................................59

6.4.3	Operating Expense Funds..............................................................59

Section 6.5	Intentionally omitted................................................................59

Section 6.6	Security Interest in Reserve Funds..........................................60

6.6.1	Grant of Security Interest...............................................................60

6.6.2	Income Taxes; Interest...................................................................60

6.6.3	Prohibition Against Further Encumbrance.....................................60

Section 6.7	Property Cash Flow Allocation................................................60

6.7.1	Order of Priority of Funds in Cash Management Account............60

6.7.2	Failure to Make Payments.............................................................60

6.7.3	Application After Event of Default................................................61

ARTICLE 7:	PROPERTY MANAGEMENT............................................................61

Section 7.1	The Management Agreement...................................................61

Section 7.2	Prohibition Against Termination or Modification....................61

Section 7.3	Replacement of Manager.........................................................62

ARTICLE 8:	PERMITTED TRANSFERS...............................................................62

Section 8.1	Permitted Transfers..................................................................62

8.1.1	Assumption (Property Transfer)....................................................62

8.1.2	Assumption (Interest Transfer)......................................................62

8.1.3	Approved Successor Guarantor......................................................63

Section 8.2	Permitted Transfers of Interest in Borrower.............................64

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8.2.1	Transfers by Interest Holder...........................................................64

8.2.2	Transfers by Inheritance, etc..........................................................65

8.2.3	Interest Transfers............................................................................65

8.2.4	Definitions......................................................................................65

Section 8.3	Cost and Expenses...................................................................65

Section 8.4	Compliance with other Covenants...........................................66

ARTICLE 9:	SALE AND SECURITIZATION OF MORTGAGE...........................66

Section 9.1	Sale of Mortgage and Securitization........................................66

Section 9.2	Securitization Indemnification.................................................69

Section 9.3	Severance Documentation.......................................................72

Section 9.4	Secondary Market Transaction Costs.......................................73

ARTICLE 10:	DEFAULTS..........................................................................................73

Section 10.1	Event of Default.......................................................................73

Section 10.2	Remedies..................................................................................76

Section 10.3	Lender’s Right to Perform.......................................................77

Section 10.4	Remedies Cumulative..............................................................77

ARTICLE 11:	MISCELLANEOUS............................................................................78

Section 11.1	Successors and Assigns............................................................78

Section 11.2	Lender’s Discretion..................................................................78

Section 11.3	Governing Law.........................................................................78

Section 11.4	Modification, Waiver in Writing..............................................80

Section 11.5	Delay Not a Waiver..................................................................80

Section 11.6	Notices.....................................................................................80

Section 11.7	Trial by Jury.............................................................................81

Section 11.8	Headings..................................................................................81

Section 11.9	Severability..............................................................................82

Section 11.10	Preferences...............................................................................82

Section 11.11	Waiver of Notice......................................................................82

Section 11.12	Remedies of Borrower.............................................................82

Section 11.13	Expenses; Indemnity................................................................82

Section 11.14	Schedules Incorporated............................................................84

Section 11.15	Offsets, Counterclaims and Defenses......................................84

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Section 11.16	No Joint Venture or Partnership; No Third Party Beneficiaries............................................................................84

Section 11.17	Publicity...................................................................................85

Section 11.18	Waiver of Marshalling of Assets..............................................85

Section 11.19	Waiver of Offsets/Defenses/Counterclaims.............................85

Section 11.20	Conflict; Construction of Documents; Reliance......................85

Section 11.21	Brokers and Financial Advisors...............................................86

Section 11.22	Exculpation..............................................................................86

Section 11.23	Prior Agreements.....................................................................89

Section 11.24	Servicer....................................................................................89

Section 11.25	Joint and Several Liability.......................................................90

Section 11.26	Creation of Security Interest....................................................90

Section 11.27	Assignments and Participations...............................................90

Section 11.28	Counterparts.............................................................................91

Section 11.29	Set-Off......................................................................................91

Section 11.30	Certain Additional Rights of Lender (VCOC).........................91

Section 11.31	Disclaimer................................................................................92

Schedule I PROPERTIES AND ALLOCATED LOAN AMOUNT....................................1
Schedule II BORROWERS.................................................................................................1
Schedule III SINGLE PURPOSE PROVISIONS...............................................................3
Schedule IV EXCEPTIONS TO REPRESENTATIONS.....................................................1
Schedule V RENT ROLL....................................................................................................1
Schedule VI ORGANIZATIONAL CHART.......................................................................2

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LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of November 26, 2014 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between LADDER CAPITAL FINANCE LLC, a Delaware limited liability company, having an address at 345 Park Avenue, 8th Floor, New York, NY 10154 (together with its successors and assigns, collectively, “Lender”) and the Borrowers listed on Schedule II attached hereto, each being a Delaware limited liability company, having an address at c/o American Realty Capital Properties, Inc., 2325 E. Camelback Road, Suite 1100, Phoenix, AZ 85016 (together with its permitted successors and assigns, individually and collectively, “Borrower” or “Borrowers”).
All capitalized terms used herein shall have the respective meanings set forth in Article 1 hereof.
W I T N E S S E T H :
WHEREAS, Borrowers desire to obtain the Loan from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
ARTICLE 1: DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Specific Definitions.
For all purposes of this Agreement, except as otherwise expressly provided:
“Acceptable Sublease Event” shall mean with respect to any Dark Property, Lender has approved, in Lender’s sole discretion, the terms and conditions of a sublease and the subtenant thereunder and such subtenant is open and conducting its normal business operations at the applicable Property.

    “Accounts” shall have the meaning set forth in Section 6.1.
“Acquired Property Statements” shall have the meaning set forth in Section 9.1(c)(i).
“Act” shall have the meaning set forth in Section Schedule III.
“Advisors” shall have the meaning set forth in Section 8.2.3.
“Affected Property” shall have the meaning set forth in Section 9.1(k).

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“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly twenty percent (20%) or more of all equity interests in such Person, and/or (ii) is in control of, is controlled by or is under common ownership or control with such Person and/or (iii) is a director or officer of such Person or of an Affiliate of such Person and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.
“Allocated Loan Amount” shall mean with respect to each of the Properties the amount shown with respect to each of such Properties on Schedule I attached hereto.
“ALR” shall have the meaning set forth in Section 2.10.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alteration Threshold” shall mean with respect to any particular Property, two percent (2%) of the Allocated Loan Amount.
“Appraisal” shall mean an appraisal of the Property prepared not more than one hundred twenty (120) days prior to the relevant date with respect to which an appraisal shall be required hereunder by a member of the American Institute of Real Estate Appraisers selected by Lender, which appraisal shall (i) meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), (ii) be prepared on as “as is” basis, and (iii) otherwise be in form and substance satisfactory to Lender.
“Approved Successor Guarantor” shall have the meaning set forth in Section 8.1.3.
“ARCP” shall have the meaning set forth in Section 8.2.3.
“ARCP Transfer” shall mean a Transfer approved by (or deemed approved by) Lender pursuant to the terms and conditions of Section 8.2.3(b).
“ARCP Transfer Fee” shall mean any fees charged by Lender or Servicer in connection with an ARCP Transfer, which shall not exceed Ten Thousand Dollars ($10,000) in the aggregate.
“ARCP Transfer Deemed Consent Process” shall mean with respect to a Transfer requested by Borrower pursuant to Section 8.2.3(b), Lender shall use good faith efforts to respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such Transfer (a “ARCP Transfer Request”). If Lender fails to respond to such ARCP Transfer Request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN 10 BUSINESS DAYS”, and Lender fails to respond to such second request, Lender shall be deemed to have approved or consented to the ARCP Transfer.

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“Assignment(s) of Leases” shall mean those certain first priority Assignment of Leases and Rents, dated as of the date hereof, from each Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation due to Borrower paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Property.
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Borrower(s)” shall have the meaning set forth in the Recitals to this Agreement.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.
“Cash Management Account” shall have the meaning set forth in Section 6.1.
“Cash Management Agreement” shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrowers, Manager and Cash Management Bank.
“Cash Management Bank” shall mean WELLS FARGO BANK, NATIONAL ASSOCIATION and any successor Eligible Institution thereto.

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“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any Property or any part thereof.
“Casualty and Condemnation Account” shall have the meaning set forth in the Cash Management Agreement.
“Casualty Consultant” shall have the meaning set forth in Section 5.5(a).
“Casualty Retainage” shall have the meaning set forth in Section 5.5(b).
“Clearing Account” shall mean the Account (as defined in the Clearing Account Agreement) controlled by Lender, established by the Clearing Bank pursuant to the Clearing Account Agreement.
“Clearing Account Agreement” shall mean that certain Blocked Account Control Agreement (Lockbox and Lockbox Account – Automatic Frozen Sweep) dated the date hereof by and among ARCP WG Harrison AR, LLC, Lender and Clearing Bank.
“Clearing Bank” shall mean JP MORGAN CHASE BANK, N.A., provided, however, if JP Morgan Chase Bank, N.A., ceases to be an Eligible Institution, Lender may require that Borrower replace JP Morgan Chase Bank, N.A. with an Eligible Institution.
“Closing Date” shall mean the date of the funding of the Loan.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Cole Manager” shall have the meaning set forth in Section 8.2.3(a).
“Cole Sponsored Entity” shall have the meaning set forth in Section 8.2.3(a).
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property or any part thereof.
“Contribution Agreement” shall mean the Contribution Agreement among the Borrowers dated as of the date hereof.
“Dark Property” shall mean any Property where a Sole Tenant (i) vacates, surrenders or ceases to conduct its normal business operations or (ii) notifies Borrower, Manager, any Affiliate of Borrower or Manager or any of their respective agents or representatives that it intends to vacate, surrender or cease to conduct its normal business operations (except if Sole Tenant subsequently decides not to and does not so vacate, surrender or cease to conduct its normal business operations at such Properties).

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“Dark Property Cure” shall mean if at any Property that is a “Dark Property” any of the following events shall occur: (i) a Re-Tenanting Event, (ii) an Acceptable Sublease Event, (iii) the date on which (a) the Sole Tenant has (A) reopened for business and conducted normal business operations at substantially all of the demised premises and (B) if Sole Tenant has ceased paying rent under the Sole Tenant Lease during the period in which it vacated, surrendered or ceased to conduct normal business, Sole Tenant shall have paid full, unabated rent under its Sole Tenant Lease, for six (6) consecutive months in each case or (iv) if such Dark Property is the subject of a Property Substitution.
“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instruments, the Environmental Indemnity or any other Loan Document.
“Debt Service” shall mean, with respect to any particular period of time, scheduled payments of principal and interest under the Note and this Agreement.
“Debt Service Account” shall have the meaning set forth in the Cash Management Agreement.
“Debt Service Coverage Ratio” shall mean a ratio for the applicable twelve-month period in which:
(a)    the numerator is the Proforma Net Cash Flow; and
(b)    the denominator is the Debt Service projected by Lender to be due and payable during the succeeding twelve (12) month period (for purposes of such calculation, assuming that the Interest Only Period shall have expired).
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) five percent (5%) above the Interest Rate.
“Defeasance Event” shall have the meaning set forth in Section 2.6.1.
“Defeasance Collateral” shall have the meaning set forth in Section 2.6.1(c)(i).
“Defeasance Security Agreement” shall have the meaning set forth in Section 2.6.1(c)(ii).
“Defeased Note” shall have the meaning set forth in Section 2.7.1(c).

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“Disclosure Document” shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization, including, but not limited to, any preliminary or final offering circular, prospectus, prospectus supplement, free writing prospectus, private placement memorandum or other offering documents, marketing materials or information.
“Easements” shall have the meaning set forth in Section 3.1.12.
“Eligible Account” shall mean shall mean a separate and identifiable account from all other funds held by the holding institution that is (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with a federal or state-chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state-chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.
“Eligible Institution” ” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by Standard & Poor’s Ratings Group (“S&P”), "P-1" by Moody’s Investors Service, Inc. (“Moody’s”), and "F-1" by Fitch, Inc. (“Fitch”) in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s.
“Embargoed Person” shall have the meaning set forth in Section 4.2.16.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrowers and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Equipment” shall have the meaning set forth in the granting clause of the Security Instruments.
“ERISA” shall have the meaning set forth in Section 4.2.13.
“Event of Default” shall have the meaning set forth in Section 10.1.
“Excess Cash Flow” shall have the meaning set forth in Section 6.4.1.
“Excess Cash Flow Account” shall have the meaning set forth in Section 6.4.2.
“Excess Cash Flow Sweep Trigger Event” shall have the meaning set forth in Section 6.4.1.

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“Excess Cash Flow Sweep Trigger Event Cure” shall have the meaning set forth in Section 6.4.1.
“Exchange Act” shall have the meaning set forth in Section 9.2(a).
“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.
“Extraordinary Expense” shall have the meaning set forth in Section 4.16(f).
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
“Fitch” shall mean Fitch IBCA, Inc.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“General Partner” shall mean Cole Credit Property Trust V, Inc., a Maryland corporation and the general partner of Guarantor.
“Go Dark Trigger” shall have the meaning set forth in Section 6.4.1(b).
“Go Dark Trigger Cap” shall mean with respect to each Dark Property subject to a Go Dark Trigger, one hundred percent (100%) of the outstanding Allocated Loan Amount with respect to such Dark Property.
“Go Dark Trigger Cap Amount” shall mean any amount of Excess Cash Flow held in the Excess Cash Flow Account pursuant to a Go Dark Trigger, which amount shall not exceed the Go Dark Trigger Cap.
“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Gross Revenue” shall mean all revenue, derived from the ownership and operation of the Properties from whatever source, including Rents.
“Guarantor” shall mean Cole Operating Partnership V, LP, a Delaware limited partnership.
“Guaranty” shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender.

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“Improvements” shall have the meaning set forth in the granting clause of the Security Instruments.
“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).
“Independent Director” shall have the meaning set forth in Schedule III.
“Initial Interest Period” shall have the meaning set forth in Section 2.3.1(a).
“Insolvency Opinion” shall mean that certain bankruptcy non-consolidation opinion letter delivered by Borrower’s counsel on the date hereof in connection with the Loan.
“Institutional Investor” shall have the meaning set forth in Section 8.1.3.
“Insurance Account” shall have the meaning set forth in Section 6.3.1.
“Insurance Funds” shall have the meaning set forth in Section 6.3.1.
“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).
“Insurance Proceeds” shall have the meaning set forth in Section 5.2(b).
“Interest Holders” shall have the meaning set forth in Section 8.2.1.
“Interest Only Period” shall have the meaning set forth in Section 2.3.1(b).
“Interest Period” shall have the meaning set forth in Section 2.3.2.
“Interest Rate” shall mean a rate per annum equal to     4.45%.
“Lease” shall mean any lease (including the Sole Tenant Leases), sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) entered into by any Borrower pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every

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modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Leases in Place” shall mean each Lease under which the tenant (i) has accepted the demised premises pursuant to the applicable Lease, (ii) is in occupancy (unless the Lease does not require continuous operation) and has commenced paying full unabated Rent pursuant to the applicable Lease, (iii) with respect to which (x) Borrower has not received notice that the tenant will be vacating (unless the Lease does not require continuous operation) and (y) the applicable Lease will not be expiring within ninety (90) days, (iv) is not the subject of any Bankruptcy Action, and (v) is not in default of its monetary obligations beyond the applicable notice and cure periods.
“Legal Requirements” shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority affecting any Borrower or any Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting the Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the Recitals to this Agreement.
“Lender Transfer Requirements” shall require Borrower to deliver, or cause to be delivered, at Borrower’s sole cost and expense, if the Transfer would result in (i) a change of control of Borrower or (ii) any Person owning 20% or more of the direct or indirect interests in any Borrower (which Person did not own 20% or more prior to such Transfer), such customary searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its owners and/or controlling Persons, as applicable, the results of which must be reasonably acceptable to Lender (unless such transferee, its owners and/or controlling Persons, as applicable, were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches with respect to such Person(s) under Article 8 hereof shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender).
“Liabilities” shall have the meaning set forth in Section 9.2(b).
“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of any Property or any interest therein, or any direct or indirect interest in any Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the

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foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Loan” shall mean the loan in the original principal amount of TWENTY FIVE MILLION DOLLARS AND NO/100 ($25,000,000.00) made by Lender to Borrowers pursuant to this Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instruments, the Assignment of Leases, the Cash Management Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Clearing Account Agreement, and any other documents, agreements and instruments executed by Borrower, Guarantor, Manager or any Affiliate of any of these Persons in connection with the Loan as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Loan to Value Ratio” shall mean a ratio, as determined by Lender, in which, as of any date of determination by Lender: (i) the numerator is equal to the Outstanding Principal Balance and (ii) the denominator is equal to the value of the Properties as determined by Lender (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, it being understood that Lender shall not require a new or updated appraisal to make such determination so long as there is another commercially reasonable valuation method available to Lender, which may include a buyer’s purchase price in the case of a contemporaneous arm’s length sale and assumption of the Loan or a broker’s price opinion so long as such method is a commercially reasonable valuation method permitted to a REMIC Trust, as determined in Lender’s sole discretion and unless Lender determines that applicable REMIC regulations or other applicable authority require a different valuation method, Lender shall determine the value of the remaining Property for purposes of calculating the Loan to Value Ratio by capitalizing net operating income for such remaining Property for such period using a capitalization rate or range of capitalization rates as determined by Lender that shall be final and binding absent manifest error).
“Louisiana Lease” shall mean that certain Lease of even date herewith by and between ARCP WG Slidell LA, LLC, as landlord, and Walgreen Louisiana Co., Inc., a tenant.
“Louisiana Lease Guarantor” shall mean Walgreen Co., an Illinois corporation.
“Major Contract” shall mean (i) any management, brokerage or leasing agreement, or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $100,000.00 or which extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind)), in either case executed by Borrower, Guarantor, Manager or any Affiliate of any of these Persons and relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of any Property, whether written or oral.
“Management Agreement[s]” shall mean, individually or collectively as the context requires, each management agreement (or the management agreements) entered into by and between

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each Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the respective Property.
“Manager” shall mean CREI ADVISORS, LLC, an Arizona limited liability company, or any replacement manager approved by Lender and, if and to the extent applicable, the Rating Agencies in accordance with the terms and conditions of the Loan Documents.
“Material Alteration” shall have the meaning set forth in Section 4.1.11.
“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and 00/100 Dollars ($25,000.00).
“Monthly Debt Service Payment” shall have the meaning set forth in Section 2.3.1(b).
“Monthly Payment Date” shall mean the sixth (6th) day of every calendar month occurring during the Term. The first Monthly Payment Date shall be January 6, 2015.
“Moody’s” shall mean Moody’s Investor Service, Inc.
“Net Operating Income” shall mean, for the period in question, the amount obtained by subtracting Operating Expenses for such period from Gross Revenue for such corresponding period.
“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to a Property (other than Insurance Proceeds payable to the Sole Tenant), after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Insurance Proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Award.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.5(d).
“New Borrower” shall have the meaning set forth in Section 2.10.
“New Note” shall have the meaning set forth in Section 9.1(k).
“Note” shall mean that certain Promissory Note dated the date hereof made by Borrowers to Lender in the original principal amount of TWENTY FIVE MILLION AND NO/100 DOLLARS

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($25,000,000.00), as the same may be amended, restated, replaced, extended, consolidated, supplemented or otherwise modified from time to time.
“Notice” shall have the meaning set forth in Section 11.6.
“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally-recognized statistical rating agency for purposes of the Exchange Act irrespective of whether or not such credit rating agency has been engaged by Lender or another Indemnified Person to rate any of the Securities issued in connection with a Securitization of the Loan or any portion thereof.
“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.
“Officer’s Certificate” shall mean a certificate delivered to Lender by any Borrower which is signed by an authorized senior officer of Sole Member or by an officer of the manager of such Borrower.
“Operating Expenses” shall mean all costs and expenses relating to the operation, maintenance and/or management of a Property not paid by the Sole Tenant under the applicable Sole Tenant Lease or any other Tenant or subtenant, excluding Debt Service, actual capital expenditures, depreciation, amortization, Extraordinary Expenses and deposits required to be made to the Reserve Funds.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.
“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.
“Partial Defeasance” shall have the meaning set forth in Section 2.7.1.
“Partial Defeasance Date” shall have the meaning set forth in Section 2.7.1.
“Partial Defeasance Price” shall mean, on any date of determination and with respect to any Property in respect of which a Partial Defeasance is requested under Section 2.7, one hundred twenty-five percent (125%) of the Allocated Loan Amount set forth on Schedule I attached hereto in respect of such Property.

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“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
“Payment Differential” shall mean, as of any Tender Date, an amount equal to (i) the Interest Rate minus the Reinvestment Yield as of such Tender Date, divided by (ii) 12, and multiplied by (iii) the Outstanding Principal Balance on such Tender Date, provided that the Payment Differential shall in no event be less than zero.
“Permitted Defeasance Date” shall have the meaning set forth in Section 2.6.1.
“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies and otherwise acceptable to Lender in its sole discretion, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) any workers’, mechanics’ or similar Liens on the Properties provided, subject to the terms of the applicable Security Instrument, any such Lien is discharged or bonded within thirty (30) days after Borrower receives notice of such Lien, (v) the Leases existing as of the date hereof and any Leases entered into after the date hereof in accordance with Section 4.1.10 and any Liens permitted under any such Leases, (vi) customary easement agreements entered into after the date hereof provided they do not materially and adversely affect the value, operation or use of any Property as used on the Closing Date or Borrower’s ability to repay the Loan, and (vii) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.
“Permitted Indebtedness” shall have the meaning set forth in Schedule III.
“Permitted Transferee” shall mean a Person (i) who satisfies the Transfer Financial Criteria (or provides an Approved Successor Guarantor that satisfies the Transfer Financial Criteria) or is otherwise acceptable to Lender in its reasonable discretion, (ii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, (iii) whose counsel has delivered to Lender a non-consolidation opinion reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion, if such non-consolidation opinion is required in conjunction with a Securitization of the Loan, (iv) who is reputable, of good character, creditworthy and with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender and (v) for which Lender has received searches (including credit, negative news, OFAC, litigation, judgement, lien and bankruptcy searches) reasonably required by Lender on such Person and Transferee’s Principals, the results of which are reasonably acceptable to Lender.
“Permitted Transfers” shall have the meaning set forth in Section 8.2.3.
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, real estate investment trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

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“Physical Conditions Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Properties, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (i) confirm that each Property and its use complies, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements.
“Policies” shall have the meaning set forth in Section 5.1.1(b).
“Prepayment Lockout Expiration Date” shall mean the date which is the Monthly Payment Date occurring two (2) months prior to the Stated Maturity Date.
“Prepayment Percentage” shall mean, with respect to any Unscheduled Loan Prepayment, the percentage of the Loan Amount equal to the then current outstanding principal balance of the Note that is being prepaid.
“Proforma Net Cash Flow” shall mean, as of any date of determination by Lender, (i) Gross Revenue as projected by Lender for the succeeding twelve-month period with respect to Leases in Place less (ii) Proforma Operating Expenses.
“Proforma Operating Expenses” shall mean, as of any date of determination by Lender, the actual Operating Expenses incurred during the most recent twelve-month period for which financial statements were delivered in good faith by Borrowers to Lender pursuant to Section 4.1.7 hereof); provided, however, for the purposes of calculating “Proforma Operating Expenses”, “Operating Expenses” shall include management fees, such management fees to be the greater of actual management fees or an assumed management fee of 2% of Gross Revenues; provided, further, in the event Borrower has failed to deliver financial statements required pursuant to this Agreement, Lender shall determine the amount of Proforma Operating Expenses in its sole and absolute discretion.
“Propert(y)(ies)” shall mean, collectively, the properties described on Schedule I, the Improvements thereon and all personal property owned by Borrowers and encumbered by the Security Instruments, together with all rights pertaining to such properties and Improvements, all as more particularly described in the Granting Clauses of the Security Instruments.
“Property Management Event of Default” shall mean any continuing default under any Management Agreement beyond any applicable notice or cure period.
“Property Substitution” shall have the meaning set forth in Section 2.10.
“Proportionate Yield Maintenance Premium” shall mean the product of (a) the Yield Maintenance Premium multiplied by (b) the Prepayment Percentage.
“Purchase Notice” shall have the meaning set forth in Section 2.9.
“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been

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designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.
“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion; provided, however, (i) if a Securitization has occurred and either (a) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to such event or otherwise elects (orally or in writing) not to consider such event or (b) Lender (or Servicer) is not required to and has elected not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to such event, in each case, pursuant to and in compliance with the Securitization’s pooling and servicing agreement (or similar agreement), then, notwithstanding anything contained in this Agreement to the contrary, Lender’s written approval of such event shall be required in lieu of a Rating Agency Confirmation, in the case of clause (i)(a) above, from such Rating Agency or Rating Agencies (only) or, in the case of clause (i)(b) above, from each of the Rating Agencies or (ii) if a Securitization has not occurred, then, notwithstanding anything contained in this Agreement to the contrary, the term “Rating Agency Confirmation” shall be deemed instead to require Lender’s written approval of such event. In the event that either of clause (i) or (ii) of the foregoing proviso applies, Lender’s approval shall be based on Lender’s good faith determination of applicable Rating Agency standards and criteria, unless Lender has an independent approval right in respect of such event pursuant to the other terms of this Agreement or the other Loan Documents, in which case the discretion afforded to Lender in connection with such independent approval right shall apply.
“RCAP” shall have the meaning set forth in Section 8.2.3.
“REA” shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, any Reciprocal Easement Agreement or similar document affecting any of the Properties as shown on any of the Title Insurance Policies or Schedule IX hereto.
“Registration Statement” shall have the meaning set forth in Section 9.2(b).
“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.
“Regulation S-K” shall mean Regulation S-K of the Securities Act, as such regulation may be amended from time to time.
“Regulation S-X” shall mean Regulation S-X of the Securities Act, as such regulation may be amended from time to time.
“Related Entities” shall have the meaning set forth in Section 8.2.3(b)(i).
“Reinvestment Yield” shall mean, as of any Tender Date, an amount equal to the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the Stated Maturity Date, or if

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no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the Stated Maturity Date, or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the Debt, or if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the Tender Date set forth in Borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
“Related Loan” shall mean (i) a loan made to an Affiliate of Borrower or Guarantor or secured by a Related Property that is included in a Securitization with the Loan or any portion thereof or interest therein or (ii) any loan that is cross-collateralized or cross-defaulted with the Loan.
“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of “Significant Obligor” to the Property.
“Release Price” shall have the meaning set forth in Section 2.9.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or any interest therein.
“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrowers, Manager or any of their agents or employees from any and all sources arising from or attributable to the Properties and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any of the Properties or rendering of services by Borrowers, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4 hereof.
“Reserve Funds” shall mean, collectively, all funds deposited by Borrower with Lender or Cash Management Bank pursuant to Article 6 of this Agreement, including, but not limited to, the Insurance Funds, the Tax Funds, the Operating Expense Funds, and the funds in the Excess Cash Flow Account.
“Restoration” shall have the meaning set forth in Section 5.2(a).

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“Re-tenanting Event” shall mean Lender’s receipt of evidence that Borrower has entered into a new Lease or Leases with a replacement Tenant or Tenants acceptable to Lender for the demised premises which had previously been occupied by the Sole Tenant in form and substance satisfactory to Lender and otherwise in accordance with the terms of this Agreement, and (i) that each Tenant under any such replacement Lease has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all of the space demised under the Lease and is paying full, unabated rent in accordance with the Lease, and (ii) that all landlord obligations under any such replacement Lease required to have been performed as of the date of the Acceptable Tenant Estoppel Certificate (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully-executed Lease and a fully-executed estoppel certificate from each such Tenant in form and substance satisfactory to Lender (an “Acceptable Tenant Estoppel Certificate”) that provides, among other things (1) that such Tenant has accepted and is occupying all of the space demised under such replacement Lease, is open for business and is paying full, unabated rent in accordance with such replacement Lease, (2) that all of the obligations of Borrower, as landlord under such replacement Lease, required to have been performed as of the date of the Acceptable Tenant Estoppel Certificate have been duly performed, completed and paid for, including, without limitation, any obligations of Borrower to make or to pay or reimburse such Tenant for any tenant improvements and leasing commissions, (3) that any improvements described in such replacement Lease have been constructed in accordance with such replacement Lease and have been accepted by such Tenant, (4) that such Tenant is not then entitled to any concession or rebate of Rent or other charges from time to time due and payable under such replacement Lease, and (5) that there are no defaults by Borrower or such Tenant under such replacement Lease.
“RICO” shall have the meaning set forth in Section 11.22.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.
“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a).
“Securities” shall have the meaning set forth in Section 9.1(a).
“Securities Act” shall have the meaning set forth in Section 9.2(a).
“Security Instrument(s)” shall mean those certain first priority fee Mortgages, Assignment of Leases and Rents and Security Agreement and Deeds of Trust, Assignment of Leases and Rents and Security Agreement, each dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Securitization” shall have the meaning set forth in Section 9.1(a).
“Seller” shall have the meaning set forth in Section 2.9.
“Servicer” shall have the meaning set forth in Section 11.24.

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“Servicing Agreement” shall have the meaning set forth in Section 11.24.
“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).
“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Sole Member” shall mean Cole Operating Partnership V, LP, a Delaware limited partnership, the sole member of each Borrower.
“Sole Tenant” shall mean collectively and individually the sole tenant of each Property as tenant under the Sole Tenant Lease, being Walgreen Co., an Illinois corporation, and any successor of Sole Tenant pursuant to the terms of such Sole Tenant Lease; provided, however, with respect to the Louisiana Lease, “Sole Tenant” shall mean Walgreen Louisiana Co., Inc., a Louisiana corporation and Walgreen Co., an Illinois corporation.
“Sole Tenant Lease(s)” shall mean the occupancy lease(s) in favor of Sole Tenant, as tenant, with respect to each Property or the Properties, each dated as of the date hereof, as each may be modified, amended or replaced in accordance with the terms thereof and hereof.
“Special Member” shall have the meaning set forth in Schedule III.
“Sponsor” shall have the meaning set forth in Section 8.2.3.
“Standard Statements” shall have the meaning set forth in Section 9.1(c)(i).
“State” shall mean the State or Commonwealth in which the particular Property or any part thereof is located.
“Stated Maturity Date” shall mean December 6, 2024.
“Substitution Date” shall have the meaning set forth in Section 2.10.
“Substitution Notice” shall have the meaning set forth in Section 2.10.
“Substitution Property” shall have the meaning set forth in Section 2.10.
“Substitution Release Property” shall have the meaning set forth in Section 2.10.
“Survey” shall mean a survey of each Property prepared by a surveyor licensed in the State in which such Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.
“T and I Conditions Precedent” shall mean the following conditions precedent: (i) no Event of Default exists, (ii) tax bills for such Property are being delivered directly to each Sole Tenant, (iii) each Sole Tenant shall be obligated to and shall actually be paying Taxes directly to the appropriate public office, (iv) each Sole Tenant shall be obligated to maintain and shall actually

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be maintaining the insurance in respect of such Property in accordance with the terms of each Sole Tenant Lease (or self-insuring if permitted to do so under the terms of each Sole Tenant Lease); (v) each Sole Tenant shall be paying Insurance Premiums directly to the respective insurer or agent (unless each Sole Tenant is self-insuring if permitted to do so under the terms of each Sole Tenant Lease); (vi) each Sole Tenant Lease shall be in full force and effect and neither landlord nor tenant thereunder shall be in default of any of its obligations beyond applicable notice and cure periods, if any; and (vii) unless Borrower is providing insurance under an approved blanket policy, only with respect to Section 6.3.3, the senior unsecured debt rating of the Sole Tenant shall be and remain at least “BBB-” by S&P (or the equivalent of such rating by Moody’s).
“Tax Account” shall have the meaning set forth in Section 6.2.1.
“Tax Funds” shall have the meaning set forth in Section 6.2.1.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties or part thereof, together with all interest and penalties thereon.
“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of any Property.
“Tender Date” shall mean the date of any prepayment of the Loan permitted pursuant to Sections 2.5.1 hereof.
“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.
“Title Insurance Policy(ies)” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to each Property and insuring the Lien of each Security Instrument.
“Transfer” shall have the meaning set forth in Section 4.2.1.
“Transfer Financial Criteria” shall mean, with respect to any Person, that such Person has a net worth of at least One Hundred Million and 00/100 Dollars ($100,000,000.00) and assets of at least Four Hundred Fifty Million and 00/100 Dollars ($450,000,000.00) and that such person has covenanted in an agreement, in a form reasonably acceptance to Lender, to maintain such minimum net worth and assets levels for the duration of the term of the Loan.
“Transferee’s Principals” shall mean, with respect to any proposed transferee, such transferee’s shareholders, partners, members or non-member managers that, directly or indirectly, (i) own ten percent (10%) or more of the legal, beneficial or economic interests in such Transferee or (ii) are in Control of such Transferee.
“Trustee” shall mean any trustee holding the Loan in a Securitization.

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“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.
“Unscheduled Loan Prepayment” shall mean any principal prepayment of the Note prior to the Stated Maturity Date other than as permitted under Section 2.5.1 below. An Unscheduled Loan Prepayment shall include, without limitation, (i) a paydown of the Loan (in whole or in part) prior to the Stated Maturity Date as a result of a Casualty if an Event of Default has occurred and is continuing (but not otherwise), (ii) a paydown of the Loan (in whole or in part) prior to the Stated Maturity Date as a result of a Condemnation if an Event of Default has occurred and is continuing (but not otherwise), or (iii) a paydown of the Loan (in whole or in part) in connection with the exercise by Lender of any of its remedies under this Loan Agreement upon the occurrence and continuance of an Event of Default, including, without limitation, a foreclosure sale of any of the Properties.
“Undefeased Note” shall have the meaning set forth in Section 2.7.1(c).
“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).
“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption or (ii) other non-callable “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization, (b) are then outstanding, and (c) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization.
“U.S. Person” shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state, commonwealth or district thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.
“Yield Maintenance Premium” shall mean, as of any Tender Date, an amount equal to the present value of a series of payments, each equal to the Payment Differential as of such Tender Date and payable on each Monthly Payment Date over the remaining original term of the Note until the Stated Maturity Date and on the Stated Maturity Date, discounted at the Reinvestment Yield as of such Tender Date for the number of months remaining from such Tender Date to each Monthly Payment Date until the Stated Maturity Date.
Section 1.2    Principles of Construction.
All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall

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mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2:    THE LOAN
Section 2.1    The Loan.
2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrowers and Borrowers shall accept the Loan from Lender on the Closing Date.
2.1.2    Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.3    The Note. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement and the Note.
2.1.4    Use of Proceeds. Borrowers shall use proceeds of the Loan to: (i) acquire the Properties, (ii) pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the Properties, (iii) make initial deposits into the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender and (v) fund any working capital requirements of the Properties, as approved by Lender. Any excess proceeds may be used for any lawful purpose.
Section 2.2    Interest Rate.
2.2.1    Interest Rate. Subject to the further provisions of this Agreement, including, without limitation, Sections 2.2.2 and Section 2.2.4 hereof, interest on the Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.
2.2.2    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.
2.2.3    Interest Calculation. Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed in the related interest accrual period over a three hundred sixty (360) day year. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.
2.2.4    Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrowers be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan

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Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable Legal Requirements, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3    Loan Payments.
2.3.1    Loan Payments Generally.
(a)    Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through and including the next succeeding fifth (5th) day of a calendar month, whether such fifth (5th) day shall occur in the calendar month in which the Closing Date occurs or in the month immediately succeeding the month in which the Closing Date occurs (unless the Closing Date is the sixth (6th) day of a calendar month, in which case no such separate payment of interest shall be due) (the “Initial Interest Period”).
(b)    Commencing on (i) the first (1st) Monthly Payment Date and on each Monthly Payment Date thereafter through and including the Monthly Payment Date occurring on December 6, 2019 (the “Interest Only Period”), Borrower shall make a payment to Lender monthly in arrears of interest accruing on the Outstanding Principal Balance during each Interest Period and (ii) the Monthly Payment Date occurring on January 6, 2020 and on each Monthly Payment Date thereafter throughout the Term, Borrower shall make a constant monthly payment of $125,929.69 to Lender (each such payment in (i) and (ii), a “Monthly Debt Service Payment”), as such amount may be adjusted in connection with any permitted partial prepayment or defeasance in accordance with this Agreement, which payments shall be applied first to accrued and unpaid interest and the balance to principal.
2.3.2    Payments Generally. After the Initial Interest Period, each interest accrual period thereafter (each, an “Interest Period”) shall commence on the sixth (6th) day of each calendar month during the Term and shall end on and include the fifth (5th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

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2.3.3    Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instruments and the other Loan Documents.
2.3.4    Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, excluding the payment due on the Maturity Date, is not paid by Borrowers on the date on which it is due, then Borrowers shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable Legal Requirements in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents.
2.3.5    Change in Payment Date. Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrowers, to change the Monthly Payment Date to a different calendar day each month which is later but not more than ten (10) days later than the sixth (6th) day of each calendar month, provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period correspondingly.
2.3.6    Method and Place of Payment.
(a)    Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the immediately preceding Business Day.
(b)    Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
(c)    All payments required to be made by Borrowers hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
Section 2.4    Term of the Loan.
2.4.1    Maturity Date. The Loan shall mature on the Maturity Date, at which time the entire Loan shall be due and payable.
Section 2.5    Prepayments.
2.5.1    Voluntary Prepayments. Borrowers expressly waive any right to prepay the Loan, in whole or in part, except as hereinafter provided. Provided no Event of Default shall have occurred and is continuing, at any time on or after the Prepayment Lockout Expiration Date, Borrowers may,

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upon fifteen (15) days prior written notice to Lender, prepay the Outstanding Principal Balance in whole only, provided that such prepayment is accompanied by payment of all interest accrued on the amount so prepaid and all other fees and other sums due hereunder and under the other Loan Documents up to and including the date of prepayment; and provided, further, that if the Tender Date is a date other than a Monthly Payment Date Borrowers shall also pay to Lender upon such prepayment all interest that would have accrued in respect of the Loan from and including such Tender Date to the next Monthly Payment Date. No Yield Maintenance Premium shall be payable by Borrowers in connection with a voluntary prepayment by Borrowers pursuant to the terms of this Section 2.5.1.
2.5.2    Mandatory Prepayments. Subject to Section 2.9, to the extent that, pursuant to this Agreement, all or a portion of the Loan is paid in connection with a Casualty or Condemnation, no Yield Maintenance Premium or Proportionate Yield Maintenance Premium shall be payable by Borrowers in connection therewith so long as no Event of Default has occurred and is continuing at the time of such prepayment; provided, however, if an Event of Default has occurred and is continuing, Lender may apply Net Proceeds to the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Any prepayment received by Lender under this Section 2.5.2 shall be (a) subject to Section 2.5.3 hereof and (b) accompanied by (i) if not paid on a Monthly Payment Date, all interest which would have accrued on the principal amount prepaid through, but not including, the next Monthly Payment Date, (ii) all other sums due and payable under the Loan Documents, and (iii) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.
2.5.3    Prepayments After Default. If after the occurrence and during the continuance of an Event of Default Borrower makes an Unscheduled Loan Prepayment or payment of all or any part of the Debt is otherwise tendered by Borrowers or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Monthly Payment Date together with the Monthly Debt Service Payment, and (b) to be a voluntary prepayment by Borrowers in violation of the prohibition against prepayment set forth in Section 2.5.1 hereof, and Borrowers shall pay, in addition to the Debt, (i) an amount equal to the greater of (x) the Proportionate Yield Maintenance Premium, and (y) three (3%) of the Outstanding Principal Balance being prepaid or satisfied.
Section 2.6    Defeasance.
2.6.1    Conditions to Defeasance. Provided no Event of Default has occurred and is continuing, at any time after the date (such date being the “Permitted Defeasance Date”) which is the earlier of (1) the fourth (4th) anniversary of the Closing Date, or (2) two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust established in connection with the last Securitization involving any portion of the Loan and before the Prepayment Lockout Expiration Date, Borrowers may cause the release of all (but not part, except pursuant to Section 2.7 hereof) of the Properties from the Lien of the Security Instruments and the other Loan Documents (a “Defeasance Event”) upon the satisfaction of the following conditions:
(a)    not less than thirty (30) days (or such shorter period as may be permitted by Lender) prior written notice shall be given to Lender specifying a date (the “Release Date”) on

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which the Defeasance Collateral is to be delivered, such Release Date to occur only on a Monthly Payment Date;
(b)    all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents up to the Release Date, including, without limitation, all actual, out-of-pocket costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the reasonable fees and actual expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Release Date;
(c)    Borrowers shall deliver to Lender on or prior to the Release Date:
(i)    an amount equal to that which is sufficient to purchase U.S. Obligations that provide for payments (1) on or prior to, but as close as possible to and including, all successive scheduled Monthly Payment Dates after the Release Date through the Prepayment Lockout Expiration Date, and (2) in amounts equal to or greater than the Monthly Debt Service Payment with respect to the Loan, through and including the Prepayment Lockout Expiration Date, together with payment in full of the Outstanding Principal Balance of the Loan as of the Prepayment Lockout Expiration Date (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing granting of such security interests;
(ii)    a pledge and security agreement, in form and substance satisfactory to Lender in its reasonable discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrowers hereunder shall be refunded to Borrowers promptly after each Monthly Payment Date;
(iii)    a certificate of Borrowers certifying that all of the requirements set forth in this Section 2.6 have been satisfied;
(iv)    an opinion of counsel for Borrowers in form and substance and delivered by counsel satisfactory to Lender in its reasonable discretion and which is otherwise standard in securitized commercial lending transactions, stating among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrowers in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such defeasance;

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(v)    Borrowers shall deliver evidence in writing from the applicable Rating Agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the Securitization which are then outstanding;
(vi)    a certificate from a firm of independent public accountants reasonably acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of Section 2.6.1(c)(i) above; and
(vii)    such other certificates, documents or instruments as Lender may reasonably require.
(d)    In connection with the conditions set forth in Section 2.6.1(c) above, each Borrower hereby appoints Lender as its agent and attorney in fact for the purpose of using the amounts delivered pursuant to Section 2.6.1(c)(i) above to purchase the Defeasance Collateral.
2.6.2    Release of Property.
(a)    Upon compliance with the requirements of this Section 2.6, the Properties shall be released from the Lien of the Security Instruments and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note. Lender will, at Borrowers’ expense, execute and deliver any agreements reasonably requested by Borrowers to release the Lien of the Security Instruments from the Properties. Borrowers, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the Obligations under the Note, including payment in full of the Outstanding Principal Balance as of the Stated Maturity Date.
2.6.3    Successor Borrower. Upon the release of the Properties in accordance with Section 2.6, Borrower may, or at the option of Lender shall, assign all of their Obligations under the Note, together with the pledged Defeasance Collateral, to a successor entity designated by Lender in its sole discretion or, at the option of Lender, designated by Borrower and approved by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its reasonable discretion pursuant to which it shall assume Borrower’s Obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrowers shall (i) deliver to Lender an opinion of counsel in form and substance reasonably satisfactory to Lender stating, among other things, that such assumption agreement is enforceable against Borrowers and such successor entity in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all reasonable, out-of-pocket costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrowers shall be relieved of their Obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those Obligations which are

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specifically intended to survive the termination, satisfaction or assignment of this Agreement or the exercise of Lender’s rights and remedies hereunder.
2.6.4    Appointment as Attorney in Fact. Upon the release of the Properties in accordance with Section 2.6, Borrowers shall have no further right to prepay the Note, pursuant to the other provisions of this Section 2.6 or otherwise. In connection with the conditions set forth in this Section 2.6, Borrowers hereby appoint Lender as their agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrowers. Borrowers shall pay any and all reasonable, out-of-pocket expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the agreements of this paragraph.
Section 2.7    Partial Defeasance of Properties.
2.7.1    Partial Defeasance. Notwithstanding anything to the contrary set forth in this Agreement and the other Loan Documents, Borrower shall have the right, pursuant to the provisions of this Section 2.7, at any time after the Permitted Defeasance Date and before the Prepayment Lockout Expiration Date to obtain a release of less than all of the Properties from the Lien of the Security Instruments and the other Loan Documents (each such release, a “Partial Defeasance”) upon satisfaction of the following conditions precedent:
(a)    no Event of Default shall have occurred and be continuing or shall occur solely as a result of such Partial Defeasance;
(b)    Borrower shall have submitted to Lender a written request for such Partial Defeasance at least thirty (30) days prior to the proposed Partial Defeasance Date, which request (i) shall specify the Property or Properties that Borrower intends to release and state the anticipated release date (the “Partial Defeasance Date”), which such Partial Defeasance Date shall only occur on a Monthly Payment Date, and (ii) shall include an Officer’s Certificate providing a certification that as of the date of such request, no Event of Default shall have occurred and be continuing or shall occur solely as a result of such Partial Defeasance;
(c)    Borrower shall have defeased an amount of principal equal to the Partial Defeasance Price with respect to such Property or Properties to be released and satisfied all of the requirements of Section 2.6 hereof with respect to such Defeasance (with references to “Note” meaning “Defeased Note” for the purposes of satisfying the conditions of Section 2.6); provided, however, that in connection with a Partial Defeasance Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two (2) substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the “Defeased Note”) and the other note having a principal balance equal to the undefeased portion of the Note (the “Undefeased Note”). The Defeased Note and the Undefeased Note shall otherwise have terms identical to the Note, except for the principal balance and a pro rata allocation of the Monthly Debt Service Payment. A Defeased Note cannot be the subject of any further Defeasance.
(d)    Borrower shall have submitted to Lender, not less than five (5) Business Days prior to the date of such release (i) such releases, satisfactions, discharges and/or assignments for

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the Property or Properties to be released for execution by Lender, which shall be in form and substance reasonably satisfactory to Lender and appropriate in the jurisdiction in which the Property is located, and (ii) if not previously delivered to Lender, a metes and bounds description of the Property or Properties to be released;
(e)    If the Title Policy covered any Property other than the Property which is the subject of the Partial Defeasance, Borrower shall have delivered to Lender an endorsement with regard to the Title Insurance Policy that (i) if required by Lender, extends the date of the Title Insurance Policy to the effective date of the release and (ii) insures the priority of the Mortgage as to the remaining Property is not affected by such Partial Defeasance;
(f)    Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that Borrower continues to be in compliance with each representation, warranty and covenant set forth in Sections 3.1.24, 4.1.15 and Schedule III following such Partial Defeasance and if Borrower is transferring the Property or Properties to a Restricted Party or an Affiliate of a Restricted Party and an Insolvency Opinion has been previously delivered in connection with the Loan, Borrower shall be required to deliver a new Insolvency Opinion;
(g)    after giving effect to the Partial Defeasance, the Debt Service Coverage Ratio for the remaining Property shall not be less than the greater of (i) 1.35 to 1.00 and (ii) the Debt Service Coverage Ratio in effect immediately prior to the Partial Defeasance;
(h)    after giving effect to the Partial Defeasance, the Loan to Value Ratio for the remaining Property shall not be greater than the lesser of (i) sixty eight and 7/10 percent (68.7)% and (ii) the Loan to Value Ratio in effect immediately prior to the Partial Defeasance;
(i)    Borrower shall have delivered an Officer’s Certificate certifying that all of the requirements set forth in this Section 2.7 have been satisfied;
(j)    Borrower shall have executed and delivered to Lender such other certificates, documents or instruments as Lender may reasonably require in connection with the Partial Defeasance; and
(k)    Borrower shall have paid all of Lender’s out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the Partial Defeasance and the review and approval of the documents and information required to be delivered in connection therewith. In addition, Borrower shall have paid all out-of-pocket costs and expenses of third parties relating to the release (including, without limitation, the cost of title, survey charges and recording costs, the cost of a zoning report and the out-of-pocket costs and expenses incurred by, and all fees and charges of, the Rating Agencies) incurred in connection with the release of the Property or Properties.
2.7.2    Partial Defeasance of Property. With respect to any Partial Defeasance, upon the closing of such Partial Defeasance if all of the conditions set forth in Section 2.7.1 with respect to such Partial Defeasance have been satisfied, Lender, at the sole cost and expense of Borrower, shall execute and deliver to Borrower the releases, satisfactions, discharges and/or assignments, as

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applicable and as reasonably requested by Borrower, of the Security Instrument, the Assignment of Leases and the other Loan Documents which solely relate to the Property or Properties to be released. Upon the closing of any Partial Defeasance, all references herein or in any of the other Loan Documents to the term “Property” shall be deemed to exclude the Property or Properties released.
Section 2.8    REMIC Test on Property Release. Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and (a) any portion of the Property is sought to be released from the Lien of the Mortgage, whether in connection with a Partial Defeasance, a Casualty or Condemnation or otherwise, and (b) immediately after any such release the ratio of the unpaid principal balance of the Loan to the value of the remaining Property (but, in the case of a Casualty or Condemnation, taking into account any proposed Restoration of the remaining Property) is greater than one hundred twenty-five percent (125%) (based solely on real property and excluding any personal property or going concern value) (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, it being understood that Lender shall not require a new or updated appraisal to make such determination so long as there is another commercially reasonable valuation method available to Lender, which may include a buyer’s purchase price in the case of a contemporaneous arm’s length sale and assumption of the Loan or a broker’s price opinion so long as such method is a commercially reasonable valuation method permitted to a REMIC Trust, as determined in Lender’s sole discretion), the Outstanding Principal Balance must first be paid down by a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, as the same may be modified, supplemented, superseded or amended from time to time (regardless of whether Borrower or Lender actually receive or are entitled to receive any related Net Proceeds in the case of a Casualty or Condemnation), unless Lender receives an opinion of counsel that, if the foregoing prepayment is not made, the applicable REMIC Trust will neither fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to any tax, in either case, as a result of such release. If and to the extent the release is in connection with a Casualty or Condemnation, and if Borrower shall have otherwise satisfied each of the conditions to release of Net Proceeds as set forth in Section 5.2 or 5.3, as applicable, only such amount of the Net Proceeds then held or controlled by Lender, if any, in excess of the “qualified amount” required to pay down the principal balance of the Loan may be released for purposes of Restoration or released as otherwise expressly provided in Section 5.2 or 5.3, as applicable. Any prepayment made under this Section 2.8 shall be accompanied by payment of the Proportionate Yield Maintenance Premium, except that so long as no Event of Default shall have occurred and be continuing, no Proportionate Yield Maintenance Premium shall be due in connection with any such prepayment made by reason of a release in connection with a Casualty or Condemnation.
Section 2.9    Intentionally omitted.
Section 2.10    Property Substitution. In the event that any Property has become a Dark Property, Borrower shall have the right upon at least thirty (30) days prior written notice to Lender (the “Substitution Notice”) specifying the date of Borrower’s intended substitution (the “Substitution Date”) to elect to cause Lender to release such Dark Property (the “Substitution

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Release Property”) from the Lien of the applicable Security Instrument, provided that simultaneously with such release, Borrower shall execute and deliver to Lender, as security for the Loan: (i) a mortgage or deed of trust, as applicable, encumbering the property (a “Substitute Property”) intended to be substituted for such Substitution Release Property, in substantially the same form as the applicable Security Instrument; (ii) such other documents as Lender may reasonably require for the purpose of granting Lender a first priority, perfected lien on and security interest in such Substitute Property and all related rents, personal property, reserves and escrows on the same terms and conditions as the liens and security interests granted to Lender with respect to the Substitution Release Property on the Closing Date; and (iii) such other modifications and amendments to the Loan Documents as may be necessary due to the substitution of the Substitute Property (collectively, a “Property Substitution”). Borrower’s right to obtain a release of any Substitution Release Property shall also be subject to the following conditions and restrictions:
(a)    Borrower shall have timely delivered to Lender the Substitution Notice;
(b)    As of the date of the Substitution Notice and as of the Substitution Date, no Event of Default shall have occurred and be continuing and no event shall have occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default;
(c)    Borrower shall not be permitted to effectuate more than two (2) Property Substitutions during the term of the Loan;
(d)    Lender shall have received a current Appraisal of the Substitute Property prepared within one hundred twenty (120) days prior to the Substitution Date (x) showing an appraised value for the Substitute Property equal to or greater than the appraised value of the Substitution Release Property as of the Closing Date and as of the Substitution Date, and (y) which supports an aggregate Loan to Value Ratio, with respect to the Properties (including, without limitation, the Substitute Property) remaining subject to the lien of the Security Instruments after the Property Substitution, not greater than the aggregate Loan to Value Ratio with respect to the Properties (including the Substitution Release Property but excluding the Substitute Property) as of the Substitution Date;
(e)    Lender shall have received a Physical Conditions Report with respect to the Substitute Property or such other evidence, which shall be in such form as is reasonably acceptable to Lender, prepared within one hundred twenty (120) days prior to the Substitution Date, which Physical Conditions Report shall not recommend any immediate repairs with respect to the Substitute Property (unless Borrower provides written confirmation from Sole Tenant that it will make such repairs within sixty (60) days), and shall show that the Substitute Property (A) is in good condition and repair and free of damage or waste, (B) is substantially similar in use and quality to the building located on the Substitution Release Property, (C) is in a location having similar or greater attributes as the Substitution Release Property, including such factors as submarket strength, population and accessibility; and (D) is in all material respects in compliance with all applicable Legal Requirements (including, without limitation, zoning, subdivision, use and building laws);
(f)    Borrower shall have delivered to Lender a new lease with the applicable Sole Tenant in form and substance acceptable to Lender in its sole discretion, but no less favorable to

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Borrower, including, without limitation, such lease being “triple net”, and accompanied by an estoppel agreement and/or subordination, non-disturbance and attornment agreement, as may be reasonably required by Lender in form and substance substantially similar to the subordination, nondisturbance and attornment agreement executed by Tenant in connection with the closing of the Loan;
(g)    Borrower shall have delivered to Lender copies of all current service contracts to which Borrower is bound with respect to the Substitute Property;
(h)    Lender shall have received a Phase I Environmental Site Assessment (a “Phase I”), prepared by a company satisfactory to Lender, satisfactory in form and substance to Lender, dated not more than one hundred twenty (120) days prior to the Substitution Date and, if recommended under the Phase I, a Phase II environmental report reasonably acceptable to Lender, which indicates that the Substitute Property does not contain any actual or potential REC’s or CREC’s (as those terms are defined in ASTM E1527-13) or any other conditions that could result in liability under or otherwise violate any Environmental Law or environmental permit used pursuant thereto or require any remediation or other action requested by any Governmental Authority;
(i)    Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the lien of the applicable Security Instrument encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot;
(j)    The Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Substitution Date (calculated based upon the Debt Service Coverage Ratio for all Properties, but (i) excluding the Substitution Release Property and (ii) including the Substitute Property (with Proforma Net Cash Flow and Proforma Operating Expenses for the Substitute Property reasonably determined by Lender based on actual operating statements for the Substitute Property) shall be equal to or greater than the greater of (A) the Debt Service Coverage Ratio for the Properties at Closing and (B) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Property Substitution (including the Substitution Release Property and excluding the Substitute Property);
(k)    Borrower shall (A) have executed, acknowledged and delivered to Lender (I) a Security Instrument, Assignment of Leases and Rents (“ALR”) and one UCC-1 Financing Statement with respect to the Substitute Property, together with a letter countersigned by a title insurance company acknowledging receipt of such Security Instrument, ALR and UCC-1 Financing Statement and agreeing to record or file, as applicable, such Security Instrument and ALR and to file the UCC-1 Financing Statement in the office of the Secretary of State (or other central filing office) of the state in which the Borrower is formed, so as to effectively create upon such recording and filing a valid and enforceable first priority lien upon the Substitute Property, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and (II) an Environmental Indemnity with respect to the Substitute Property from Borrower and

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Guarantor and (B) have caused Guarantor to acknowledge and confirm its obligations under the Loan Documents. The Security Instrument, ALR, UCC-1 Financing Statement and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the Substitution Release Property subject to modifications reflecting only the Substitute Property as the individual Property and such modifications reflecting the laws of the state in which the Substitute Property is located. The Security Instrument encumbering the Substitute Property shall secure all amounts then outstanding under the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Security Instrument shall be equal to one hundred five percent (105%) of the appraised value of the Property pursuant to the Appraisal obtained for the Substitute Property. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the “Substitute Allocated Loan Amount”) shall equal the outstanding Allocated Loan Amount of the Substitution Release Property;
(l)    Lender shall have received (A) to the extent available, any “tie-in” or similar endorsement, together with a “first loss” endorsement, to each Title Insurance Policy insuring the lien of the existing Security Instruments as of the date of the substitution with respect to the Title Insurance Policy insuring the lien of the Security Instrument with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the lien of the Security Instrument encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the lien of the existing Security Instruments and dated as of the Substitution Date, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy, if any, insuring the lien of the Security Instrument encumbering the Substitution Release Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Allocated Loan Amount if the “tie-in” or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred fifty percent (150%) of the Substitute Allocated Loan Amount, (2) insure Lender that the relevant Security Instrument creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the Title Insurance Policies insuring the liens of the existing Security Instruments, and such other endorsements or affirmative coverage that a prudent institutional mortgage lender would require, and (4) name Lender and its successors and assigns as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid;
(m)    Lender shall have received a current survey for the Substitute Property, certified to the title company and Lender and its successors and assigns, in the same form and having the same content as the certification of the survey of the Substitution Release Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located and acceptable to the Lender in accordance with the 2011 Minimum Standard Detail Requirements for

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ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor’s seal shall be affixed to each survey and each survey shall certify whether or not the surveyed property is located in a “one-hundred-year flood hazard area”;
(n)    Lender shall have received evidence that the requirements for the Policies of insurance required under this Agreement have been satisfied with respect to the Substitute Property and evidence of the payment of all Insurance Premiums payable for the existing policy period (except if such insurance is being maintained by Sole Tenant, either through a program of self-insurance or otherwise);
(o)    the Person transferring the Substitute Property to Borrower shall be solvent and shall be making such transfer on an arm’s length basis and for fair consideration, and Borrower and such Person shall deliver certifications and evidence to such effect and such other certifications as Lender shall reasonably require to assure itself that the substitution does not constitute a fraudulent conveyance on the part of any Person (assuming such Person was not solvent at the time of substitution);
(p)    In the event the Substitution Release Property is subject to a Management Agreement along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Substitution Release Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement reflecting such amendment to the Management Agreement. In the event that the Substitution Release Property is subject to a Management Agreement relating only to such Substitution Release Property, Lender shall have received a certified copy of a new Management Agreement for the Substitute Property on substantially the same terms as the Management Agreement for the Substitution Release Property and the Manager thereunder shall have executed and delivered to Lender an Assignment of Management Agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Substitution Release Property or such other terms as are reasonably acceptable to Lender;
(q)    the organizational documents of the applicable Borrower, including, without limitation, new members consents from the member of the applicable Borrower, shall, if required, be modified to permit the ownership and operation of the Substitute Property, or, if such Substitute Property is to be owned by a newly formed entity (a “New Borrower”, which shall thereafter for all purposes be deemed a Borrower hereunder), such entity shall comply with the terms of Sections 3.1.24, 4.1.15 and Schedule III hereof, and which entity shall execute and deliver an assumption or joinder agreement reasonably acceptable to Lender;
(r)    Lender shall have received the following opinions of counsel acceptable to the Rating Agencies if the Loan is part of a Securitization, or Lender, if the Loan is not part of a Securitization: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect

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to the Substitute Property are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors’ rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by Legal Requirements to qualify to do business in such jurisdiction; (B) an opinion of counsel stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (xi) above were, among other things, duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any indenture, mortgage, deed of trust, management agreement, lease, judgment, decree or order to which Borrower is a party or to which it or its properties are bound; and (C) if the Loan is part of a Securitization, an opinion of counsel that the substitution does not constitute a “significant modification” of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC Trust;
(s)    Borrower shall transfer title to the Substitution Release Property to a Person other than Borrower;
(t)    Borrower or New Borrower shall have acquired fee simple title to the Substitution Property;
(u)    To the extent such information is required to be delivered by the Sole Tenant under the lease or is otherwise made available to Borrower, Borrower shall have furnished to Lender, (i) annual operating statements and occupancy statements for the Substitute Property for the three (3) most recently completed fiscal years (or if the Substitute Property has not been operating for such period of time, then for such number of fiscal years as the Substitute Property has been operating) and a year-to-date operating statement for the Substitute Property (each of the foregoing statements shall be certified to Lender to Borrower’s knowledge as being true and correct);
(v)    Lender shall have obtained Rating Agency Confirmation of the Property Substitution;
(w)    any third party consents or approvals required in connection with the substitution and requested by Lender and/or the Rating Agencies in order to consummate the contemplated transaction shall have been obtained and Lender shall be provided with satisfactory evidence of same;
(x)    Lender shall have received such other approvals, opinions, documents and information in connection with the substitution as requested by Lender and/or the Rating Agencies, if the Loan is part of a Securitization, or Lender, if the Loan is not part of a Securitization;
(y)    reimbursement to Lender of any and all reasonable costs and expenses paid or incurred by Lender in connection with the request to substitute a Substitute Property, including, without limitation, all outside counsel attorneys’ fees, title insurance fees, appraisal fees, inspection fees, environmental consultants’ fees and any fees or charges of the applicable Rating Agencies;

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(z)    Borrower shall have delivered to Lender a certificate, dated the Substitution Date, certifying that all conditions precedent for the Property Substitution set forth herein have been complied with and that the Property Substitution will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents; and
(aa)    The requirements of Section 2.8 hereof shall be satisfied.

ARTICLE 3:    REPRESENTATIONS AND WARRANTIES
Section 3.1    Borrower Representations.
Each Borrower represents and warrants that, except to the extent (if any) disclosed on Schedule IV with reference to a specific Section of this Article 3, the following are true and correct in all material respects as of the Closing Date:
3.1.1    Organization. Each Borrower and Sole Member is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified (and if not duly qualified such Borrower shall use all commercially reasonable efforts to become qualified) in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its Obligations hereunder, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.
3.1.2    Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.1.3    No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).
3.1.4    Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower, Guarantor, Sole Member, the Manager or the Properties in any court or by or before any other Governmental Authority which, if adversely

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determined, might materially and adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out the transactions contemplated by this Agreement), Guarantor, Sole Member, Manager or the condition or ownership of the Properties.
3.1.5    Agreements. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder. No Borrower is, to its knowledge, in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.
3.1.6    Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.
3.1.7    Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instruments, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Properties, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting any of the Properties which are or may be Liens prior to, or equal or coordinate with, the Lien of the Security Instruments. None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Security Instruments and this Loan Agreement, (b) materially and adversely affect the value of any of the Properties, (c) materially impair the use or operations of any of the Properties, or (d) impair Borrower’s ability to pay its Obligations in a timely manner.
3.1.8    No Plan Assets. As of the date hereof and throughout the Term (i) no Borrower is, and will not be, an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Borrower constitute or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) no Borrower is, and will not be, a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.
3.1.9    Compliance. Except as otherwise disclosed to Lender in writing, each Borrower and, to the best of each Borrower’s actual knowledge, each of the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building

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and zoning and land use laws, ordinances, regulations and codes. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of such Borrower. No Borrower has committed any act which may give any Governmental Authority the right to cause any Borrower to forfeit any of the Properties or any part thereof or any monies paid in performance of Borrowers’ Obligations under any of the Loan Documents. Each of the Properties is currently used exclusively for stand alone retail purposes and other appurtenant and related uses. Except as may be provided in any zoning reports for the Properties provided to Lender, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of any of the Borrowers, threatened with respect to the zoning of any of the Properties. Neither the zoning nor any other right to construct, use or operate the Properties is in any way dependent upon or related to any property other than the Property. The use being made of the Properties is in conformity with the certificate of occupancy issued for the each Property and all other restrictions, covenants and conditions affecting the Property.
3.1.10    Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of each Borrower and each of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each of the Properties as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Borrower and reasonably likely to have a materially adverse effect on any of the Properties or the operation thereof, except as referred to or reflected in said financial statements. To the best of Borrowers’ actual knowledge, since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of any Borrower or any of the Properties from that set forth in said financial statements.
3.1.11    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.
3.1.12    Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policies and to the best of Borrowers’ actual knowledge, are in full force and effect without default thereunder. The Properties have rights of access to public ways and are served by water, sewer, sanitary sewer and storm drain facilities adequate to service each Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are, to the best of Borrowers’ knowledge, located in the public right-of-way abutting each Property, and all such utilities are connected so as to serve each Property without passing over other property absent a valid easement. All roads necessary for the use of

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each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.
3.1.13    Separate Lots. Each Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the applicable Property.
3.1.14    Taxes and Assessments. All Taxes and governmental assessments owing in respect of the Property have been paid or, if not paid, are not yet delinquent. There are no pending or, to the best of Borrowers’ knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor to Borrowers’ knowledge are there any contemplated improvements to any of the Properties that may result in such special or other assessments.
3.1.15    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
3.1.16    Assignment of Leases. The Assignments of Leases each create a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to each Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Properties. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.
3.1.17    Insurance. Subject to Section 5.1.1(i) hereof, each Borrower has obtained and has delivered, or has caused to be maintained and delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
3.1.18    Licenses. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of each of the Properties in the manner in which each such Property is currently being used, occupied and operated have been obtained and are in full force and effect.
3.1.19    Flood Zone. Except as shown upon the Surveys, none of the Improvements on any of the Properties is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.
3.1.20    Physical Condition. The Properties, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and

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repair in all material respects; there exists no structural or other material defects or damages in the Properties, whether latent (to the best of Borrower’s knowledge) or otherwise, and Borrower have not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
3.1.21    Boundaries. All of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are insured against by the Title Insurance Policy or are Permitted Encumbrances with respect to the Property.
3.1.22    Leases. The rent roll attached hereto as Schedule V is true, complete and correct and the Properties are not subject to any Leases other than the Leases described in Schedule V. The Leases identified on Schedule V are in full force and effect and there are no defaults thereunder by any party thereto. Borrower has delivered true, correct and complete copies of all of the Leases identified on Schedule V, such Leases have not been amended or modified, and there are no oral agreements with respect thereto. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by each Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any Tenant have already been received by such Tenant. The Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises and have commenced the payment of full, unabated rent under the Leases. Each Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at the Property which have not been applied (including accrued interest thereon), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements. Each Tenant is free from bankruptcy or reorganization proceedings. No Tenant under any Lease (or any sublease) is an Affiliate of Borrower. No Tenant under any Lease is in default under the terms and conditions of such Lease. The Tenants under the Leases are open for business and paying full, unabated rent. There are no brokerage fees or commissions due and payable in connection with the leasing of space at the Properties, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing.
3.1.23    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Properties to Borrowers have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including

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the Security Instruments, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of each Property have been paid, or, if not paid, are not yet delinquent.
3.1.24    Single Purpose. Each Borrower hereby represents and warrants to, and covenants with, Lender that since such Borrower’s creation, as of the date hereof and until such time as the Debt shall be paid in full, Borrower has complied with, is compliant with, and shall comply with the requirements set forth in Schedule III attached hereto.
3.1.25    Tax Filings. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.
3.1.26    Solvency. Borrowers (i) have not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the making of the Loan, exceed Borrowers’ total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrowers’ assets is and immediately following the making of the Loan, will be greater than Borrowers’ probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrowers’ assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrowers do not intend to, and do not believe that they will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrowers and the amounts to be payable on or in respect of the obligations of Borrowers).
3.1.27    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
3.1.28    Organizational Chart. The organizational chart attached as Schedule VI hereto, relating to Borrowers and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule VI have any ownership interest in, or right of control, directly or indirectly, in Borrower.

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3.1.29    Organizational Status. Each Borrower’s exact legal name is as shown on Schedule VI. Each Borrower is a Delaware limited liability company. Each Borrower’s Tax I.D. number is shown upon Schedule VI and each Borrower’s Delaware Organizational I.D. number is shown upon Schedule VI.
3.1.30    Bank Holding Company. No Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
3.1.31    No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.
3.1.32    Purchase Options. None of the Properties, nor any part thereof, are subject to any purchase options or other similar rights in favor of third parties, except for the “Right of First Refusal” contained in paragraph 23 of each of the Sole Tenant Leases.
3.1.33    FIRPTA. No Borrower is a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.
3.1.34    Illegal Activity. No portion of the Property has been or will be purchased by any Borrower with proceeds of any illegal activity.
3.1.35    Investment Company Act. No Borrower is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
3.1.36    Use of Property. Each Property consists solely of a stand-alone retail store and related operations and is currently used for no other purpose.
3.1.37    Fiscal Year. Each fiscal year of Borrower commences on January 1.
3.1.38    No Other Financing. No Borrower has borrowed any funds which have not heretofore been repaid in full, except for the Loan.
3.1.39    Contracts.
(a)    No Borrower has entered into, or is bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.
(b)    Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on any Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

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(c)    Each Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.
(d)    Except for the Manager under the Management Agreement, no Major Contract has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.
3.1.40    Full and Accurate Disclosure. No statement of fact made by any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower which has not been disclosed to Lender which adversely affects, nor as far as each Borrower can foresee, might adversely affect, the Properties or the business, operations or condition (financial or otherwise) of Borrower, other than with regard to market risk inherent in projecting future operations.
3.1.41    Other Obligations and Liabilities. No Borrower has any liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a material adverse effect on such Borrower, the Properties and/or Borrower’s ability to pay the Debt. No Borrower has any known contingent liabilities.
3.1.42    REA. Each REA is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any REA, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.
3.1.43    Bankruptcy Filings. No petition in bankruptcy or insolvency has ever been filed or is pending against any Borrower, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in any Borrower or Guarantor or are in Control of any Borrower or Guarantor, and none of any Borrower, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in any Borrower or Guarantor or are in Control of any Borrower or Guarantor, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency laws. None of any Borrower, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in any Borrower or Guarantor or are in Control of any Borrower or Guarantor, is contemplating either the filing of a petition under any federal, state, local or foreign bankruptcy or insolvency laws or the liquidation of all or a material portion of any Borrower’s or Guarantor’s or such shareholder’s, partner’s, member’s or non-member manager’s assets or properties, and none of any Borrower, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in any Borrower or Guarantor or are in Control of any Borrower or Guarantor, has any knowledge of any Person contemplating the filing of any such petition against any Borrower, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten

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percent (10%) or more of the legal, beneficial or economic interests in any Borrower or Guarantor or are in Control of any Borrower or Guarantor
Section 3.2    Survival of Representations.
The representations and warranties set forth in Section 3.1 shall survive until the Obligations have been paid and performed in full.
              ARTICLE 4: BORROWER COVENANTS
Section 4.1    Borrower Affirmative Covenants.
Each Borrower hereby covenants and agrees with Lender that throughout the Term:
4.1.1    Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.
4.1.2    Existence; Compliance with Legal Requirements. Each of Borrower and Sole Member shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property, provided, however, that to the extent compliance with Legal Requirements in respect of the Property is the responsibility of the Sole Tenant under the Sole Tenant Lease, Borrower shall not be in default hereunder if it is using commercially reasonable efforts to cause such Sole Tenant to comply with such Legal Requirements, or, if any such failure could result in a forfeiture of or Lien (other than Liens permitted to be contested in accordance with the terms of the Loan Documents) upon the Property, Borrower shall take all actions necessary to cause the necessary compliance with Legal Requirements. There shall never be committed by Borrower, and Borrower shall use commercially reasonable efforts to prevent any other Person in occupancy of or involved with the operation or use of the Property from committing any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Loan Documents. Borrower covenants and agrees not to commit, and shall use commercially reasonable efforts not to permit or suffer to exist any act or omission affording such right of forfeiture.
4.1.3    Taxes and Other Charges. Borrower shall pay, or cause to be paid, all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable prior to the date the same shall become delinquent (provided, however, that Borrower need not pay directly Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.2 hereof). Borrower shall, annually upon request from Lender, furnish to Lender adequate proof of the payment of the Taxes and the Other Charges. Borrower shall not permit or suffer and shall promptly discharge, or cause to be discharged, any lien or charge against the Property, and shall promptly pay for, or cause payment for, all utility services provided to the Property, provided that after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all

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applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay, or cause to be paid, the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established. Notwithstanding the foregoing, (i) Lender’s consent shall not be required for Sole Tenant to contest the amount or validity or application of any Taxes or Other Charges in accordance with the terms of the Sole Tenant Lease, and (ii) Borrower shall not be in default under this Section 4.1.3 if Sole Tenant is contesting the amount or validity or application of any Taxes or Other Charges in accordance with the terms of the Sole Tenant Lease so long as no default beyond applicable notice and cure periods has occurred and is continuing under the Sole Tenant Lease and so long as the conditions set forth in subsections 4.1.3 (ii) through (iv) above are otherwise satisfied.
4.1.4    Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Sole Member or Guarantor which might reasonably be expected to materially adversely affect the Property or Borrower’s, Sole Member’s or Guarantor’s condition (financial or otherwise) or business (including Borrower’s ability to perform its Obligations hereunder or under the other Loan Documents).
4.1.5    Access to Property. Subject to the rights of Sole Tenant under the Sole Tenant Lease, Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof during business hours upon reasonable advance notice. Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the rights of Tenants under Leases.
4.1.6    Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:
(a)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and
(b)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
4.1.7    Financial Reporting.
(a)    Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs

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of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable advance notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any actual, reasonable, out-of-pocket costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.
(b)    Borrower shall furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s annual financial statements prepared in accordance with GAAP covering the Property, including statements of income and expense and cash flow for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth Net Operating Income, Gross Revenue and Operating Expenses for the Property. Borrower’s annual financial statements shall be accompanied by (A) a current rent roll for the Property, and (B) an Officer’s Certificate of the Chief Financial Officer of Borrower certifying (i) that such annual financial statement is true, correct, accurate and complete and fairly presents the financial condition and the results of operations of Borrower and the Property and (ii) whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes an Event of Default by Borrower under the Loan Documents and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c)    Borrower shall furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, with a complete copy of General Partner’s annual financial statements accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender and (ii) an officer’s certificate certifying that each annual financial statement presents fairly the financial condition and results of operations of General Partner being reported upon and that such financial statements have been prepared in accordance with GAAP. Such statements will include a balance sheet, statement of operations, statement of cash flows and accompanying notes to such statements. Borrower covenants that such annual financial statements shall be consolidated and include all of the Borrowers.
(d)    Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, accompanied by an Officer’s Certificate of the Chief Financial Officer of Borrower certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP as applicable:
(i)    quarterly and year-to-date statements of income and expense and cash flow prepared on a cash basis for such quarter with respect to the Property, with a balance sheet for such quarter for Borrower;
(ii)    a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four quarters;
(iii)    an update of Schedule V attached hereto; and

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(iv)    a summary report containing each of the following with respect to each Property for the most recently completed calendar year if required to be provided by the Sole Tenant to Borrower under the applicable Sole Tenant Lease: (A) aggregate sales by tenants under Leases or other occupants of the Property, both on an actual and on a comparable store basis, (B) rent per square foot payable by each Tenant and (C) aggregate occupancy of the Property by anchor space and in-line store space as of December 31.
(e)    Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in a manner consistent with GAAP, as applicable:
(i)    monthly and year-to-date statements of income and expense and cash flow prepared on a cash basis for such month with respect to the Property, with a balance sheet as of such month;
(ii)    a comparison of the budgeted income and expenses and the actual income and expenses for each calendar quarter and year to date for the Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date;
(iii)    a current rent roll for the Property; and
(iv)    any notice received from a Tenant threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Lease or a material modification of any Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant’s Lease, or any other similar material correspondence received by Borrower from Tenants during the subject month.
Until the final sale of the Loan in a Secondary Market Transaction (hereinafter defined) has occurred, upon Lender’s request, the Borrowers shall furnish monthly each of the items listed in this Paragraph 4.1.7(e) within thirty (30) days after the end of such month.
(f)    Borrower shall submit to Lender by November 1 of each year the annual budget for the succeeding Fiscal Year. Lender shall have the right to approve each annual budget (which approval shall not be unreasonably withheld or delayed) and annual budgets approved by Lender shall hereinafter be referred to as an “Approved Annual Budget”. In the event that Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval. Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including a 5% increase in any line item of discretionary expenses and actual increases for any non-discretionary expenses)).

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(g)    Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender; provided that this subsection (g) shall not be used by Lender to modify any of the provisions of subsections (a) through (f) above.
4.1.8    Title to the Property. Borrower will warrant and defend the validity and priority of the Liens of the Security Instrument and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances.
4.1.9    Estoppel Statement.
(a)    After request by Lender, each Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the date installments of interest and/or principal were last paid, (iii) any offsets or defenses to the payment and performance of the Obligations, if any, and (iv) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.
(b)    After request by Borrower, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the date installments of interest and/or principal were last paid, and (iii) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender.
(c)    Borrower shall deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Lease or, with respect to Sole Tenant, in the Sole Tenant’s form of estoppel certificate; and provided further that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.
(d)    Borrower shall deliver to Lender, upon request, estoppel certificates from each party under the REA (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any party to the REA who is not required to provide an estoppel certificate under the REA); provided that such certificates may be in the form required under the REA; provided further that Borrower shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).
4.1.10    Leases.
(a)    No Borrower will enter into, consent to the cancellation of or terminate any Lease, or guaranty of any lease, whether now existing or hereafter entered into, without the prior written consent of Lender which consent may be granted or withheld in Lender’s sole discretion.

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Without limitation of the generality of the foregoing, no Borrower shall, after an assignment of any Sole Tenant Lease by a Sole Tenant, modify or amend such Lease in a manner which would release the original named tenant, or any guarantor of such Sole Tenant Lease, under the terms of such Lease, provided that it shall not be a default under this sentence if a tenant or lease guarantor is automatically released following an assignment of such Sole Tenant Lease in accordance with the existing terms of such Sole Tenant Lease. Lender shall execute and deliver its standard form of subordination, non-disturbance and attornment agreement to Tenants under any future Lease for a single tenancy at any of the Properties occupying the whole Property approved by Lender promptly upon request, with such commercially reasonable changes as may be requested by such Tenants, and which are reasonably acceptable to Lender.
(b)    Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Lease without Lender’s prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, grant any purchase option, materially reduce the obligations of the Tenant or increase the obligations of the lessor, without the prior written consent of Lender which consent may be granted or withheld in Lender’s sole discretion; and (vi) with respect to the Louisiana Lease, in addition to Lender consent pursuant to previous clause (v), shall not alter, modify or change the Louisiana Lease in any manner which requires the consent of the Louisiana Lease Guarantor in order to maintain the Guaranty of Louisiana Lease by Louisiana Lease Guarantor, unless such consent has been obtained. Upon request, Borrower shall furnish Lender with executed copies of all Leases.
(c)    Notwithstanding anything to the contrary contained in this Section 4.1.10, whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.10 for any matter, Lender shall use good faith efforts to respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such approval or consent. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN 20 BUSINESS DAYS”, Lender shall be deemed to have approved or consented to such matter.
4.1.11    Alterations. Other than alterations performed by Sole Tenant pursuant to the terms of the Sole Tenant Lease, Lender’s prior approval shall be required in connection with any alterations to any Improvements (i) that may have a material adverse effect on Borrower’s financial condition, the value of the Property or the ongoing revenues and expenses of the Property, or (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold (either of the foregoing, a “Material Alteration”). If the total unpaid amounts incurred and to be incurred with respect to such Material Alterations by Borrower shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as

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security for the payment of such amounts and as additional security for Borrower’s Obligations under the Loan Documents any of the following: (i) cash, (ii) a letter of credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that, to the extent applicable, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, (v) a completion bond, provided that, to the extent applicable, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (vi) a completion guaranty (in form and substance reasonably satisfactory to Lender) from a reputable and creditworthy entity. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. Upon substantial completion of any Material Alteration by Borrower, Borrower shall provide evidence satisfactory to Lender that (1) the Material Alteration was constructed in accordance with applicable Legal Requirements, (2) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (3) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Lender shall promptly return to Borrower any security it is holding in connection with a Material Alteration after Borrower has satisfied the conditions in items (1)-(3) above.
4.1.12    Approval of Major Contracts. Subject to the rights of Sole Tenant under the Sole Tenant Lease for the applicable Property, Borrower shall be required to obtain Lender’s prior written approval of any and all Major Contracts affecting the Property, which approval shall not be unreasonably withheld or delayed.
4.1.13    After Acquired Property. Each Borrower will grant to Lender a first lien security interest in and to all equipment and other personal property owned by Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.
4.1.14    Patriot Act Compliance.
(a)    Borrower shall comply in all material respects with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Security Instrument and the other Loan Documents and shall be immediately due and payable.
(b)    Neither Borrower nor any owner of a direct or indirect interest in Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23,

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2001) or any other similar prohibitions contained in the rules and regulations of the Office of Foreign Assets Control (“OFAC”) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”. With respect to parties owning indirect interests in Borrower, Lender acknowledges that Borrower has relied and will rely exclusively on its transfer agent and/or U.S. broker-dealer network to implement the normal and customary investor screening practices mandated by applicable law and FINRA regulations in making the foregoing representations and covenants. Furthermore, Borrower makes no representation, warranty or covenant under this Section 4.1.14 with respect to indirect owners of Borrower whose indirect ownership derives from ownership in publicly traded companies.
4.1.15    Single Purpose. Each Borrower shall at all times comply with the requirements set forth in Schedule III attached hereto and shall not take or permit any action that would result in Borrower not being in compliance with the representations, warranties and covenants of Section 3.1.24 and Schedule III attached hereto.
4.1.16    Major Contracts; REA. Borrower shall promptly (a) diligently perform and observe all of the terms, covenants and conditions to be performed and observed by it under each Major Contract and REA to which it is a party, and do all things necessary to preserve and keep unimpaired its rights thereunder, (b) notify Lender of any notice of default given to or received by any Borrower from any party under any Major Contract or REA and deliver to Lender a true copy of each such notice, and (c) enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by the other party to each Major Contract and REA to which Borrower is a party in a commercially reasonable manner
Section 4.2    Borrower Negative Covenants.
Each Borrower covenants and agrees with Lender that throughout the Term:

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4.2.1    Due on Sale and Encumbrance; Transfers of Interests. Except as otherwise expressly permitted pursuant to Article 8, without the prior written consent of Lender, neither Borrower nor Sole Member nor any other Person having a direct or indirect ownership or beneficial interest in Borrower or Sole Member shall (a) sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer the Property or any part thereof, or any interest, direct or indirect, in Borrower or Sole Member, whether voluntarily or involuntarily, by operation of law or otherwise, or (b) permit or suffer any change in control of any Borrower (each of (a) and (b) a “Transfer”). A Transfer within the meaning of this Section 4.2.1 shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower, Guarantor, or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Borrower, Sole Member any Guarantor or any general partner, managing member or controlling shareholder of Borrower, Sole Member or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower or Sole Member.
4.2.2    Liens. Borrower shall not create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower or Sole Member or any portion of the Property, except for the Permitted Encumbrances and as otherwise expressly permitted pursuant to Article 8.
4.2.3    Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer Sole Member to dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Sole Member would be dissolved, wound up or liquidated in whole or in part.
4.2.4    Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property. Borrower shall not change the current use of the Property in any material respect, provided, however, that the foregoing shall not be construed to prevent such changes by Sole Tenant if permitted by the terms of the Sole Tenant Lease.

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4.2.5    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
4.2.6    Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners, members or shareholders, as applicable, of Borrower except in the ordinary course of business and on market rate terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.
4.2.7    Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.
4.2.8    Assets. Borrower shall not purchase or own any property other than the Property and any property necessary or incidental for the operation of the Property.
4.2.9    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
4.2.10    Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.
4.2.11    Change of Name, Identity or Structure. Borrower shall not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender, except as otherwise expressly permitted pursuant to Article 8. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.
4.2.12    Intentionally omitted.
4.2.13    ERISA.

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(a)    Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(b)    Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:
(i)    Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R §2510.3-101(b)(2);
(ii)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R §2510.3-101(f)(2); or
(iii)    Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R §2510.3-101(c) or (e).
4.2.14    Compliance with Restrictive Covenants, Etc. Borrower will not modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.
4.2.15    REA. Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to the REA if such modifications will have a material adverse effect on the use, operation or value (including the Net Operating Income) of the Property, taken as a whole, or the ability of Borrower to pay its obligations in respect of the Loan.
4.2.16    Embargoed Person. At all times, throughout the term of the Loan, including after giving effect to any Transfers permitted, pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in any Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower or Guarantor, as applicable, with the result that the investment in any Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of any Borrower or Guarantor, as applicable, shall be derived from any unlawful activity

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with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law. With respect to parties owning indirect interests in Borrower, Lender acknowledges that Borrower has relied and will rely exclusively on its transfer agent and/or U.S. broker-dealer network to implement the normal and customary investor screening practices mandated by applicable law and FINRA regulations in making the foregoing representations and covenants. Furthermore, Borrower makes no representation, warranty or covenant under this Section 4.2.16 with respect to indirect owners of Borrower whose indirect ownership derives from ownership in publicly traded companies.
ARTICLE 5:    INSURANCE, CASUALTY AND CONDEMNATION
Section 5.1    Insurance.
5.1.1    Insurance Policies.
(a)    Subject to the provisions of Section 5.1.1(i) below, each Borrower, at its sole cost and expense, shall obtain and maintain or cause to be obtained and maintained, during the entire Term, or cause to be maintained, insurance policies for such Borrower and the Property owned by such Borrower providing at least the following coverages:
(i)    property insurance against loss or damage by fire, wind (including named storms), lightning and such other perils as are included in a standard “all risk” or “special form” policy, including riot and civil commotion, vandalism, terrorist acts (except as hereinafter provided), malicious mischief, burglary and theft, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) waiving depreciation; (B) written on a no co-insurance for or containing an agreed amount endorsement with respect to the Improvements and, if applicable, personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00) except for named storm and earthquake for which a deductible may be no greater than five percent (5%) of the insurable value of the applicable Property; and (D) containing “Ordinance or Law Coverage” if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, including coverage for Loss to the Undamaged Portion, Demolition Costs and Increased Cost of Construction, all in amounts acceptable to Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) if an Individual Property is located in a seismic zone of 3 or 4 with a probable maximum loss of fifteen percent (15%) or greater earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z)

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hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);
(ii)    commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and 00/100 Dollars ($2,000,000.00) applying “per location” if the policy covers more than one location; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) property and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Security Instrument to the extent the same is available;
(iii)    except as hereinafter provided, rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above, subsections (iv) (if applicable), subsection (vi) and Section 5.1.1(h) below; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income shall be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from the Property for a period of twelve (12) months of the Casualty. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Revenue from the Property for the succeeding twelve (12) month period. Subject to Section 5.4, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the Debt on the respective dates of payment provided for in the Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iv)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability insurance coverage forms do not otherwise apply, coverage all in form and substance and with limits, terms and conditions acceptable to Lender including (A) commercial general liability and umbrella insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policies required in this

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Section 5.1.1(a); and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form, including coverage for one hundred percent (100%) of the total insurable costs of construction (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsections (i), (iii), (vi), (x) and Section 5.1.1(h), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(v)    if applicable, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);
(vi)    boiler and machinery/equipment breakdown insurance in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance Policy required under subsection (i) above (if applicable);
(vii)    umbrella liability insurance in addition to primary coverage in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence per location for the applicable Property on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and, if applicable, the Policies required in subsection (v) above and (viii) below;
(viii)    commercial auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Lender (if applicable);
(ix)    insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the Property and with a deductible not greater than One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (if applicable); and
(x)    upon sixty (60) days’ notice, such other insurance and in such amounts as Lender from time to time may request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
(b)    Subject to the provisions of Section 5.1.1(i) and (j) below, all insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the approval of Lender as to form and substance including deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance and, if requested by Lender, other documentation, in each case acceptable to Lender evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by each Borrower to Lender.

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(c)    Any blanket insurance Policy shall provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a). Lender shall have determined, based on a review of the schedule of locations and values that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy.
(d)    Subject to the provisions of Section 5.1.1(i) and (j) below, all Policies of insurance provided for or contemplated by Section 5.1.1(a) except for the Policy referenced in Section 5.1.1(a)(v), shall name Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property insurance coverages, including but not limited to boiler and machinery, terrorism, flood and earthquake insurance, shall contain a standard non-contributing mortgagee/lender’s loss payable clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a standard non-contributing mortgagee/lender’s loss payable clause in favor of Lender providing that the loss thereunder shall be payable to Lender.
(e)    Subject to the provisions of Section 5.1.1(i) and (j) below, all property insurance Policies provided for in Section 5.1.1(a) shall:
(i)    provide that no act or negligence of Borrower, or any insured under the Policy, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii)    provide that the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender, except ten (10) days’ notice for non-payment of Insurance Premiums, and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and
(iii)    not contain any provision that would make Lender liable for any Insurance Premiums thereon or subject to any assessments thereunder, except that Lender is permitted to make payments to effect the continuation of such Policy upon notice of cancellation due to non-payment of Insurance Premiums pursuant to the mortgagee clause required herein.
(f)    If at any time Lender is not in receipt of written evidence that all insurance required under this Loan Agreement is in full force and effect, or Borrower shall fail to deliver certificates of insurance and, if requested by Lender, other documentation evidencing the Policies, evidence of payment and any other information required by Section 5.1.1(b), no less than ten (10) days prior to the expiration date of any Policies, Lender shall have the right, with notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all Insurance Premiums incurred by Lender in connection with such action or in obtaining such

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insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.
(g)    In the event of foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies or liability Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
(h)    All Policies required hereunder shall be policies which do not contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”. If any of the Policies include any such terrorism exclusion(s), Borrower shall obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 (a “Qualified Carrier”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, Borrower shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. If such terrorism coverage with respect to terrorist acts is available as aforesaid, Borrower shall obtain and maintain such terrorism coverage in an amount equal to 100% of the “Full Replacement Cost” of the Property in form and substance acceptable to Lender.
(i)    To the extent: (i) the Sole Tenant Lease for a Property is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under a Sole Tenant Lease, (iii) the Sole Tenant maintains its rating from S&P as of the date hereof of at least “BBB-”, (iv) Sole Tenant is obligated per the terms of the Sole Tenant Lease to rebuild and/or repair such Property at Sole Tenant’s sole expense and is entitled to no period of rent abatement, and (v) Sole Tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Sole Tenant Lease, subject to Section 5.1(j) below, Borrower will not be required to maintain coverage under this Section 5.1.1 and Section 5.1.2 with respect to the applicable Property.
(j)    Notwithstanding anything to the contrary contained in this Section 5.1.1: subject to Section 5.1.1(i) above, if, at any time and from time to time during the Term, (i) the insurance policies or self-insurance program maintained by Sole Tenant do not fully comply with the requirements set forth in the Sole Tenant Lease and Section 5.1.1(i) above and/or (ii) Sole Tenant refuses to name Lender as an additional insured or beneficiary, as the case may be, on the insurance policies or self-insurance maintained by the Sole Tenant under the Sole Tenant Lease, Borrower shall maintain such insurance policies, regardless of whether such insurance or self-insurance is maintained by the Sole Tenant under the Sole Tenant Lease.
5.1.2    Insurance Company. Subject to the provisions of Section 5.1.1(i) above, unless otherwise expressly agreed by Lender in writing, all Policies required pursuant to Section 5.1.1 (i) shall be issued by companies licensed to do business in the state where the Property is located, with a financial strength and claims paying ability rating of at least “A-” or better by S&P; (ii) shall,

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with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as the Lender and Mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation, except ten (10) days’ notice for non-payment of Insurance Premiums; and (vii) shall be reasonably satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certificates of insurance and evidence of property insurance with respect to all Policies shall be delivered to Lender, at 345 Park Avenue, 8th floor, New York, New York, 10154 Attention: Pamela McCormack, on the date hereof with respect to the current Policies and ten (10) days prior to the effective date thereof with respect to all renewal Policies. Borrowers must provide to Lender full and complete copies of the policies upon request. Borrowers shall pay the Insurance Premiums as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrowers shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.3 hereof). In addition to the insurance coverages described in Section 5.1.1) above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests, subject to the provisions of Section 5.1.1(i). Within thirty (30) days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like, subject to the provisions of Section 5.1.1(i).
Section 5.2    Casualty and Condemnation.
(a)    If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), the applicable Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, the applicable Borrower, regardless of whether Insurance Proceeds are available, shall, subject to the terms of the Sole Tenant Lease, promptly proceed, or shall promptly cause the Sole Tenant to proceed, to restore, repair, replace or rebuild the same (or use commercially reasonable efforts to cause the Sole Tenant in accordance with the Sole Tenant Lease to do so) to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law (a “Restoration”). The reasonable expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Obligations and be secured by the Loan Documents and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding any Casualty, Borrowers shall continue to pay the Obligations in the time and manner set forth in the Note and in this Agreement. Upon the

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occurrence of any Casualty, the applicable Borrower shall (subject to the right of Lender to elect to do so as set forth in Section 5.2(b)), promptly file or cause to be filed a proof of loss with the respective insurance company or companies insuring such Casualty.
(b)    In the event of a Casualty where the applicable Borrower is expressly permitted under the terms of the Sole Tenant Lease to adjust the Insurance Proceeds, and (i) the damage to the affected Property is less than $250,000.00, (ii) the Sole Tenant Lease is in full force and effect, (iii) the Sole Tenant does not have the right to terminate such Sole Tenant Lease, or affirms in writing that it has waived any right it has to terminate as a result of such Casualty, and (iv) no Event of Default has occurred and is continuing, such Borrower may settle and adjust any claim without the consent of Lender and agree with the insurance company or companies on the amount to be paid upon the loss (the “Insurance Proceeds”); provided that such adjustment is carried out in a competent and timely manner. In such case, provided that no Event of Default shall have occurred and is continuing and the Restoration can be completed prior to the earlier to occur of (x) the date which is twelve (12) months following such Casualty, and (y) the date which is three (3) months prior to the Stated Maturity Date, Borrower is hereby authorized to collect and receipt for any such Insurance Proceeds. In the event that Borrower fails to promptly file a proof of loss with respect to any such Casualty or fails to promptly and diligently proceed to settle and adjust any claims with respect thereto as required in this clause (b), then Lender shall, at the sole reasonable cost and expense of Borrower, have the right to file such proof of loss, settle and adjust such claim and agree with such insurance company or companies without the consent of the applicable Borrower, and each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to do so. In the event of a Casualty where any of the conditions set forth in clauses (i) through (iv) above are not satisfied and Borrower is expressly permitted under the terms of the applicable Sole Tenant Lease to adjust the Insurance Proceeds (a “Significant Casualty”), then notwithstanding anything set forth herein to the contrary, at the sole reasonable cost and expense of Borrower, Lender may elect to file the respective proof of loss, settle and adjust any claim without the consent of Borrower and agree with the insurance company or companies on the amount of the Insurance Proceeds in the place and stead of Borrower and without the consent of Borrower, and each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to do so. Any Insurance Proceeds in connection therewith (whether or not Lender elects to settle and adjust the claim or Borrower settles such claim), other than Insurance Proceeds that are payable to the Sole Tenant, shall be due and payable solely to Lender and held by Lender in accordance with the terms of this Agreement. In the event Borrower or any party other than Lender or Sole Tenant is a payee on any check representing Insurance Proceeds with respect to any Casualty, Borrower shall promptly endorse, and use commercially reasonable efforts to cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender. The reasonable expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Obligations, shall be secured by the Loan Documents and shall be reimbursed by Borrower to Lender upon demand. Each Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty.

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(c)    In the event of loss or damages covered by any of the Policies, the following provisions shall apply with respect to application of Insurance Proceeds, subject to the terms of the applicable Sole Tenant Lease (it being understood and agreed that, in the event of any conflict or inconsistency between the terms of the Sole Tenant Lease and the following provisions, the terms of the Sole Tenant Lease shall govern and control):
(i)    In the event of a Casualty where (i) the damage to the Property is less than $250,000.00, (ii) the Sole Tenant Lease is in full force and effect, (iii) the Sole Tenant does not have the right to terminate such Sole Tenant Lease, or affirms in writing that it has waived any right it has to terminate as a result of such Casualty, (iv) the conditions in Section 2.8 hereof have been satisfied, and (v) no Event of Default has occurred and is continuing, and if, in the reasonable judgment of Lender, the Restoration can be completed prior to the earlier to occur of (A) the date which is twelve (12) months following such Casualty and (B) the date which is three (3) months prior to the Stated Maturity Date, and if, in the reasonable judgment of Lender, after completion of such Restoration the Property will adequately secure the Allocated Loan Amount and will have a value at least equal to the value immediately prior to such Casualty, then, if no Event of Default shall have occurred and be continuing, the Net Proceeds shall be applied to reimburse Borrower for the cost of the Restoration in the manner set forth below. Borrower hereby covenants and agrees to commence and diligently to prosecute the Restoration; provided always, that Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Restoration in excess of the Net Proceeds made available pursuant to the terms hereof.
(ii)    Except as provided in Section 5.2(c)(i) above, the Insurance Proceeds collected upon any Casualty (other than any Insurance Proceeds to which the Sole Tenant is entitled) shall, at the option of Lender in its reasonable discretion, be applied to the payment of the Obligations or applied to reimburse Borrower for the cost of the Restoration in the manner set forth below. Any such application to the Debt shall (A) be applied to those payments of principal and interest last due under this Agreement but shall not postpone any payments otherwise required pursuant hereunder other than such last due payments and (B) not cause or result in the Monthly Debt Service Payment being re-cast based upon the reduction of the Outstanding Principal Balance and the number of months remaining until the Stated Maturity Date. Additionally, throughout the term of the Loan if an Event of Default has occurred and is continuing at the time of the application of Insurance Proceeds to the Debt, then Borrower shall pay to Lender, with respect to any such payment of the Debt, an additional amount equal to the Proportionate Yield Maintenance Premium; provided, however, that if an Event of Default does not then exist, then the Proportionate Yield Maintenance Premium shall not be payable.
(iii)    In the event Borrower is entitled to reimbursement out of the Net Proceeds held by Lender, such Insurance Proceeds shall be disbursed from time to time so long as the following conditions have been satisfied:
(A)    no Event of Default shall have occurred and be continuing;

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(B)    Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty occurs) and shall diligently pursue the same to satisfactory completion;
(C)    Lender shall be reasonably satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;
(D)    Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date three (3) months prior to the Stated Maturity Date, (2) the earliest date required for such completion under the terms of any Lease, (3) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty, or (4) one (1) month prior to the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);
(E)    the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(F)    the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in material compliance with all applicable Legal Requirements; and
(G)    the conditions in Section 2.8 hereof have been satisfied.
Section 5.3    Condemnation.
(a)    Borrower shall promptly give Lender written notice of the actual or threatened commencement of any Condemnation with respect to all or any portion of any of the Properties and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, subject to the terms of the Sole Tenant Lease, regardless of whether an Award is available, shall promptly proceed, or cause Sole Tenant to proceed, with the Restoration.
(b)    Subject to the terms of the Sole Tenant Lease (it being understood and agreed that, in the event of any conflict or inconsistency between the terms of the Sole Tenant Lease and this Section 5.3, the terms of the Sole Tenant Lease shall govern and control), any and all awards or payments due to Borrower (each, an “Award”) for any taking accomplished through a Condemnation or any transfer of any of the Properties, or any portion thereof, in lieu of, or in anticipation of, a Condemnation (any of the foregoing, a “Taking”) are hereby assigned by Borrower to Lender and Lender is hereby authorized to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Agreement.
(c)    In the event of any Condemnation where the Award is in an aggregate amount less than $250,000.00 and the applicable Borrower is not otherwise obligated under the terms of

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the applicable Sole Tenant Lease to disburse the Award (or any portion thereof) to the Sole Tenant for restoration of the Property, and if, in the reasonable judgment of Lender, the Restoration can be completed prior to the earlier to occur of (i) the date which is twelve (12) months following such Taking and (ii) the date which is three (3) months prior to the Stated Maturity Date, and if, in the reasonable judgment of Lender, after the completion of such Restoration the Property will adequately secure the Allocated Loan Amount and will have a value at least equal to the value immediately prior to such Taking (subject to any reduction in value as a result of the loss of any portion of such Property by reason of such Taking), then, if no Event of Default shall have occurred and be continuing and the conditions set forth in Section 2.8 hereof have been satisfied, the Net Proceeds shall be applied to the cost of the Restoration, and such Award shall be disbursed in the same manner as provided in Section 5.2(c)(iii) for the application of Insurance Proceeds. Subject to the terms of the applicable Sole Tenant Lease, Borrower hereby covenants and agrees to commence and diligently to prosecute, or to cause the commencement and diligent prosecution of, the Restoration; provided always, that Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of the Restoration in excess of the Award made available pursuant to the terms hereof. Any surplus which may remain out of the Award received by Lender after payment of such costs of the Restoration shall, so long as no Event of Default is continuing, be paid to Borrower, or, if an Event of Default is continuing such surplus may, in the sole and absolute discretion of Lender, be retained by Lender as additional security and/or applied to payment of the Obligations.
(d)    Except as provided in Section 5.3(c) above and subject to the terms of the applicable Sole Tenant Lease, the Award collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Obligations or applied to reimburse Borrower for the cost of the Restoration in the same manner as provided in Section 5.2(c)(iii) hereof for the application of Insurance Proceeds. Any such application to the Debt shall (i) be applied to those payments of principal and interest last due under this Agreement but shall not postpone or reduce any payments otherwise required hereunder other than such last due payments and (ii) not cause or result in the Monthly Debt Service Payment to be re-cast based upon the reduction of the Outstanding Principal Balance and the number of months remaining until the Maturity Date. Additionally, throughout the term of the Loan if an Event of Default has occurred and is continuing at the time of the application of the Award to the Debt, then Borrowers shall pay to Lender, with respect to such payment of the Debt an additional amount equal to the Proportionate Yield Maintenance Premium, provided, however, that if an Event of Default does not then exist, then the Proportionate Yield Maintenance Premium shall not be payable. If the applicable Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Obligations.
(e)    Notwithstanding any Taking by any Governmental Authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Borrowers shall continue to pay or cause to be paid the Obligations at the time and in the manner provided for in the Note, in this Agreement and the other Loan Documents and the Obligations shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Obligations.

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Section 5.4    Casualty and Condemnation Proceeds. Payments received on account of the business interruption insurance specified in Section 5.1.1(a)(iii) above with respect to any Casualty or Condemnation shall be deposited directly into the Casualty and Condemnation Account. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance company makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance company as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining Net Proceeds that have been received from the property insurance companies are sufficient to pay 100% of the cost of the Restoration or, if such Net Proceeds are to be applied to repay the Obligations in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to satisfy the Obligations in full.
Section 5.5    Additional Conditions for Disbursement of Net Proceeds. Subject to the terms of the applicable Sole Tenant Lease (it being understood and agreed that, in the event of any conflict or inconsistency between the terms of the Sole Tenant Lease and this Section 5.5 the terms of the Sole Tenant Lease shall govern and control):
(a)    All plans and specifications required in connection with the Restoration shall be subject to the reasonable prior approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”). The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to such Property prior to the Casualty or Condemnation, as applicable (subject to any reduction in value as a result of the loss of any portion of such Property by reason of the Condemnation); it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty or Condemnation, as applicable, provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable (subject to any reduction in value as a result of the loss of any portion of such Property by reason of the Condemnation). Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the reasonable approval of Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration, including reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.
(b)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage.

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The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.5(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5 and that all approvals necessary for the re-occupancy and use of such Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(c)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(d)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.5(d) shall constitute additional security for the Obligations.
(e)    The remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents. As applicable, (i) all Net Proceeds not required to

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be made available for the Restoration, and/or (ii) any excess Net Proceeds remaining after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, may be retained and applied by Lender toward the payment of the Obligations, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper; provided, however, that if an Event of Default does not then exist, then the Proportionate Yield Maintenance Premium shall not be payable.
(f)    In connection with a Condemnation, if the Loan is included in a REMIC and such Loan to Value Ratio would exceed one hundred twenty five percent (125%) immediately after such Condemnation (taking into account any planned Restoration), no Net Proceeds will be released to Borrower unless the principal balance of the Loan is paid down by a “qualified amount” as such term is defined in IRS Rev.  Proc.  2010‑30, as the same may be modified, supplemented, superseded or amended, from time to time, unless the Lender receives an opinion of counsel that, if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as a REMIC as a result of such release.
ARTICLE 6:    CASH MANAGEMENT AND RESERVE FUNDS
Section 6.1    Cash Management Arrangements. Borrower shall cause all Rents and Gross Revenue to be transmitted directly by Sole Tenants into the Clearing Account and shall deliver to all Sole Tenants the tenant direction letter in the form attached hereto as Schedule VIII. Without in any way limiting the foregoing if any Borrower or Manager receive any Rents or Gross Revenue from the Properties, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts in the Clearing Account within two (2) Business Days of receipt. As and when specified in the Clearing Account Agreement, funds deposited into the Clearing Account shall be swept by the Clearing Bank into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Cash Management Account shall be invested as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Accounts”). The Clearing Account, the Cash Management Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.
Section 6.2    Tax Funds.
6.2.1    Deposits of Tax Funds. Borrowers shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates, which

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amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Tax Account”). Amounts deposited into the Tax Account pursuant to this Section 6.2.1 are referred to herein as the “Tax Funds”. If at any time, Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrowers of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrowers receive notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrowers will deposit such amount within two (2) Business Day after its receipt of such notice.
6.2.2    Release of Tax Funds. Provided no Event of Default shall exist and remain uncured, Lender shall apply or direct Servicer to apply the Tax Funds in the Tax Account to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrowers or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining in the Tax Account after the Debt has been paid in full shall be returned to Borrower.
6.2.3    Waiver of Tax Account. Notwithstanding the provisions of Section 6.2.1 to the contrary, provided and on the condition that each and all of the T and I Conditions Precedent are satisfied and remain satisfied at all times with respect to each of the Properties, Borrowers shall not be required to fund the Tax Account as provided herein in respect of the Properties. If at any time any or all of the T and I Conditions Precedent are no longer met with respect to any individual Property, the applicable Borrower shall immediately begin and shall continue to fund the Tax Account as provided herein in respect of such Property until such time as all of the T and I Conditions Precedent are again being met with respect to each of the Properties; provided, however, that no more than twice during the term of the Loan shall the waiver under this Section 6.2.3 be reinstated.
Section 6.3    Insurance Funds.
6.3.1    Deposits of Insurance Funds. Borrower shall deposit or cause to be deposited with the Cash Management Bank on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Insurance Account”). Amounts deposited pursuant to this Section 6.3.1 are referred to herein as the “Insurance Funds”. If at any time, Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

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6.3.2    Release of Insurance Funds. Provided no Event of Default shall exist and remain uncured, Lender shall apply or direct Servicer to apply the Insurance Funds in the Insurance Account to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall return any excess to Borrowers. Any Insurance Funds remaining in the Insurance Account after the Debt has been paid in full shall be returned to Borrowers.
6.3.3    Waiver of Insurance Account. Notwithstanding the provisions of Section 6.3.1 to the contrary, provided and on the condition that each and all of the T and I Conditions Precedent are satisfied and remain satisfied at all times with respect to each of the Properties, Borrowers shall not be required to fund the Insurance Account as provided herein with respect to the Properties. If at any time any or all of the T and I Conditions Precedent are no longer met with respect to any individual Property, the applicable Borrower shall immediately begin and shall continue to fund the Insurance Account as provided herein in respect of such Property until such time as all of the T and I Conditions Precedent are again being met with respect to each of the Properties; provided, however, that no more than twice during the term of the Loan shall the waiver under this Section 6.3.3 be reinstated.
Section 6.4    Excess Cash Flow Sweep.
6.4.1    For purposes of this Section 6.4:
(a)    the term “Excess Cash Flow” shall mean all cash flow from the Properties which is required to be deposited into the Clearing Account pursuant to the terms of the Loan Documents, after deducting Borrower’s payment of the Monthly Debt Service Payment and the deposits into the Tax Account and Insurance Account (to the extent such deposits are required above), any other reserves required to be made by Borrower pursuant to the terms of this Agreement, and after deducting Operating Expenses for the Properties in accordance with the Approved Annual Budget; and
(b)    the term “Excess Cash Flow Sweep Trigger Event” shall mean that:
(i)    ten percent (10%) or more of the Properties as measured by either aggregate square footage or aggregate Rent become Dark Properties (a “Go Dark Trigger”);
(ii)    Sole Tenant has its senior debt rating be downgraded below a rating of “BB+” by S&P (or below the Moody’s equivalent of such S&P rating);
(iii)    any of Sole Tenant shall become insolvent or a debtor in any Bankruptcy Action; or
(iv)    any Borrower or Guarantor shall become insolvent or a debtor in any Bankruptcy Action;

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(v)    an Event of Default is continuing;
(vi)    a Property Management Event of Default is continuing; or
(vii)    the Debt Service Coverage Ratio, as determined by Lender, falls below 1.25:1.00.
(c)    the term “Excess Cash Flow Sweep Trigger Event Cure” shall mean:
(i)    if the Excess Cash Flow Sweep Trigger Event is caused solely by clause (i) in the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which either (i) Lender has swept and is holding funds in an amount equal to the Go Dark Trigger Cap or (ii) there has been a Dark Property Cure at a sufficient number of formerly Dark Properties to bring the percentage of Dark Properties below the ten percent (10%) Go Dark Trigger threshold;
(ii)    if the Excess Cash Flow Sweep Trigger Event is caused solely by clause (ii) in the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which the senior unsecured debt rating of the Sole Tenant shall have been restored to at least “BBB-” by S&P (or the Moody’s equivalent of such S&P rating) and such rating shall have been maintained for six (6) consecutive months; or
(iii)    if the Excess Cash Flow Sweep Trigger Event is caused solely by the occurrence of clause (iii) in the definition of “Excess Cash Flow Sweep Trigger Event,” the date on which the Sole Tenant shall become solvent to Lender’s satisfaction for six (6) consecutive months or shall no longer be a debtor in any Bankruptcy Action and shall have affirmed the Sole Tenant Lease pursuant to a final non-appealable order of a court of competent jurisdiction;
(iv)    if the Excess Cash Flow Sweep Trigger Event is caused solely by the occurrence of clause (iv) in the definition of “Excess Cash Flow Sweep Trigger Event,” the date on which such Borrower or Guarantor, as the case may be, shall become solvent to Lender’s satisfaction for six (6) consecutive months or shall no longer be a debtor in any Bankruptcy Action;
(v)    if the Excess Cash Flow Sweep Trigger Event is caused solely by the occurrence of clause (v) in the definition of “Excess Cash Flow Sweep Trigger Event,” the date on which a cure of the Event of Default which gave rise to such Excess Cash Flow Sweep Trigger Event is accepted or waived in writing by Lender in its sole and absolute discretion; provided that Lender shall not have exercised any of its rights under Section 10.2 to accelerate the Loan, move to appoint a receiver or commence a foreclosure action;
(vi)    if the Excess Cash Flow Sweep Trigger Event is caused solely by the occurrence of clause (vi) in the definition of “Excess Cash Flow Sweep Trigger Event,” (a) the date on which the Property Management Event of Default has been cured to

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Lender’s satisfaction, or (b) the date on which Borrower has entered into a replacement management agreement in accordance with Article 7 of this Agreement
(vii)    if the Excess Cash Flow Sweep Trigger Event is caused solely by clause(vii) in the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which the Debt Service Coverage Ratio is at least 1.30:1.00 for six (6) consecutive months.
6.4.2    Excess Cash Flow Account. On each Monthly Payment Date after the occurrence of an Excess Cash Flow Sweep Trigger Event and until the occurrence of an Excess Cash Flow Sweep Trigger Event Cure (provided, however, (i) no other Excess Cash Flow Sweep Trigger Event exists and (ii) during the term of the Loan there shall be no more than three (3) Excess Cash Flow Sweep Trigger Event Cures) after giving effect to Section 6.4.3 below, Borrower shall deposit or cause to be deposited with or on behalf of Lender, or Lender shall be entitled to retain from funds in the Cash Management Account, on each Monthly Payment Date, all Excess Cash Flow which shall be deposited into an Account established by Cash Management Bank to hold such funds (the “Excess Cash Flow Account”). The funds in the Excess Cash Flow Account shall be deposited with and held by Lender as additional security for the Debt. Upon the occurrence of an Excess Cash Flow Sweep Trigger Event Cure (there shall be no more than three (3) Excess Cash Flow Sweep Trigger Event Cures) and provided no other Excess Cash Flow Sweep Trigger exists, all funds in the Excess Cash Flow Account, with the exception of the Go Dark Trigger Cap Amount, shall be remitted to Borrower within five (5) Business Days thereafter. The Go Dark Trigger Cap Amount shall continue to be held in the Excess Cash Flow Account until such time as there is no other Excess Cash Flow Sweep Trigger Event in existence and the Dark Property Cure has occurred, only then shall the Go Dark Trigger Cap Amount be remitted to Borrower within five (5) Business Days thereafter.
6.4.3    Operating Expense Funds. Upon the occurrence and during the continuance of an Excess Cash Flow Sweep Trigger Event, Borrower shall deposit or cause to be deposited with or on behalf of Lender (or Lender shall be entitled to retain from funds in the Cash Management Account) on each Monthly Payment Date an amount sufficient to pay monthly Approved Operating Expenses at the Property in accordance with the Approved Annual Budget (together with additional funds, if any, for monthly Approved Operating Expenses not set forth in the Approved Annual Budget and monthly Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof) (but without duplication for any expenses to be funded with amounts deposited to the other Reserve Funds) which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Operating Expense Account”). Amounts deposited from time to time into the Operating Expense Account pursuant to this Section 6.4.3 are referred to herein as the “Operating Expense Funds”. Provided no Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, disburse Operating Expense Funds to Borrower out of the Operating Expense Account promptly following each Monthly Payment Date for the payment of Approved Operating Expenses at the Property and any Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof in each case for the applicable monthly period.
Section 6.5    Intentionally omitted.

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Section 6.6    Security Interest in Reserve Funds.
6.6.1    Grant of Security Interest. Borrower shall be the owner of the Reserve Funds. Borrowers hereby pledge, assign and grant a security interest to Lender, as security for the payment and performance of the Obligations, in all of Borrowers’ right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender. The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Lender.
6.6.2    Income Taxes; Interest. Borrowers shall report on their federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Reserve Funds. The Reserve Funds shall earn interest at a rate commensurate with the rate of interest paid from time to time on money market accounts at a commercial bank selected by Lender in its sole discretion from time to time, with interest credited monthly to such Reserve Funds (with the exception of the Tax Funds and Insurance Funds). All earnings or interest on each of the Reserve Funds (with the exception of the Tax Funds and Insurance Funds) shall be and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund. No earnings or interest on the Tax Funds or the Insurance Funds shall be payable to Borrowers.
6.6.3    Prohibition Against Further Encumbrance. Borrowers shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
Section 6.7    Property Cash Flow Allocation.
6.7.1    Order of Priority of Funds in Cash Management Account. On each Monthly Payment Date during the Term, except during the continuance of an Event of Default, all funds deposited into the Cash Management Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority: (i) First, if applicable, to make the required payments of Tax Funds into the Tax Account as required under Section 6.2; (ii) Second, if applicable, to make the required payments of Insurance Funds into the Insurance Account as required under Section 6.3; (iii) Third, funds sufficient to pay the Monthly Debt Service Payment into the Debt Service Account; (v) Fourth, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, (and all other amounts, other than those described under other clauses of this Section 6.7.1, then due to Lender under the Loan Documents) into the Debt Service Account; (vi) Fifth, if applicable under the terms of Section 6.4, to deposit all Operating Expenses and Excess Cash Flow in the applicable accounts in accordance with Section 6.4, and (vi) Lastly, provided no Event of Default has occurred and is continuing, and subject to Section 6.4, payments to Borrower of any excess amounts in accordance with the wiring instructions provided by Borrower from time to time.
6.7.2    Failure to Make Payments. The failure of Borrowers to make all of the payments required under clauses (i) through (vi) of Section 6.7.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are

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available in the Cash Management Account for such payments, and an Event of Default does not then exist hereunder, the failure by the Cash Management Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default.
6.7.3    Application After Event of Default. Notwithstanding anything to the contrary contained in Section 6.7.1, upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Cash Management Bank and apply such funds to the items for which the Reserve Funds were established or to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.
ARTICLE 7:    PROPERTY MANAGEMENT
Section 7.1    The Management Agreement.
Borrowers shall (i) cause Manager to manage the Properties in accordance with the Management Agreement, (ii) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrowers to be performed and observed, (iii) promptly notify Lender of any default under the Management Agreement of which it is aware, (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Borrowers shall default beyond any applicable notice and cure period in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrowers to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrowers from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.
Section 7.2    Prohibition Against Termination or Modification.
Borrowers shall not (i) surrender, terminate, cancel, modify, renew or extend the Management Agreement, (ii) enter into any other agreement relating to the management or operation of any Property with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under any Management Agreement, unless such assignment is in connection with a Permitted Transfer pursuant to Section 8.2.3, or (iv) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager if the Loan has been securitized then such consent may be conditioned upon Borrowers delivering a Rating Agency Confirmation, if and to the extent applicable, as to such new manager and management agreement. Notwithstanding anything to the contrary contained herein, Borrower

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shall have the right to “self-manage” the Properties upon written notice to Lender and the provisions in the Loan Documents with respect to the Manager and the Management Agreement shall not be applicable until such time as Borrower no longer “self-manages” the Properties. If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender’s consent, execute a subordination of management agreement in the form then used by Lender; provided, further, if the management of the Property changes in connection with a Permitted Transfer, (x) Lender shall reasonably approve a third party manager and the applicable replacement management agreement or (y) if the replacement manager is a Person permitted pursuant to Section 8.2.3 Lender consent shall not be required.
Section 7.3    Replacement of Manager.
Lender shall have the right to require Borrowers to replace the Manager with an independent third party Person chosen by Borrowers and reasonably approved by Lender upon the occurrence of any one or more of the following events: (i) from and after the Stated Maturity Date, (ii) at any time following the occurrence and during the continuance of an Event of Default, (iii) if Manager shall be in default under any Management Agreement beyond any applicable notice and cure period, (iv) if Manager shall become insolvent or a debtor in any Bankruptcy Action, or (v) if at any time the Manager has engaged in gross negligence, fraud or willful misconduct.
ARTICLE 8: PERMITTED TRANSFERS
Section 8.1    Permitted Transfers.
8.1.1    Assumption (Property Transfer). Lender shall not withhold its consent to the conveyance of all of the Properties, subject to the Loan, to a Permitted Transferee provided that (a) Lender has received a Rating Agency Confirmation as to the conveyance of the Properties to the Permitted Transferee, (b) Lender has received an agreement, acceptable to it in its sole discretion, pursuant to which Permitted Transferee assumes all of Borrowers’ obligations under the Loan Documents and pursuant to which the Approved Successor Guarantor (as defined below in Section 8.1.3), or a new guarantor (acceptable to Lender) assumes all of the Guarantor’s obligations under the Loan Documents, (c) Lender receives a transfer fee equal to 1% of the outstanding principal balance of the Loan, (d) Lender shall have received such documents, certificates and legal opinions as it may reasonably request, (e) no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and remain uncured; (f) the Permitted Transferee, the Approved Successor Guarantor or a new guarantor and the Permitted Transferee’s property manager shall have sufficient experience in the ownership and management of properties similar to the Properties, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager); (g) the Permitted Transferee and the Approved Successor Guarantor or a new guarantor (acceptable to Lender) shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Permitted Transferee’s agreement to abide and be bound by the terms of the Note, this Agreement and the other Loan Documents and evidencing the Approved Successor Guarantor’s or the new guarantor’s agreement to abide and be bound by the terms of the Guaranty and Environmental Indemnity, together with such legal opinions and title insurance endorsements as may be reasonably

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requested by Lender; and (h) Lender may, as a condition to evaluating any requested consent to a transfer, require that Borrowers post a cash deposit with Lender in an amount equal to Lender’s anticipated costs and expenses in evaluating any such request for consent.
8.1.2    Assumption (Interest Transfer). Lender shall not withhold its consent to the one-time conveyance of either (i) one hundred percent (100%) of the direct membership interests in all of the Borrowers, or (ii) one hundred percent of the equity interests in the sole member of all of the Borrowers, to a Permitted Transferee provided that (a) Lender has received a Rating Agency Confirmation as to the conveyance of such membership or equity interests to the Permitted Transferee, (b) Lender shall have received such documents, certificates and legal opinions as it may reasonably request, including, without limitation an agreement, acceptable to Lender in its sole discretion, pursuant to which the Approved Successor Guarantor, or a new guarantor (acceptable to Lender), assumes all of the Guarantor’s obligations under the Loan Documents, (c) Lender receives a transfer fee equal to 1% of the outstanding principal balance of the Loan; (d) no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and remain uncured; (c) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Properties, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager); (f) the legal and financial structure of Borrowers and their shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of Borrowers and its shareholders, partners or members after such transfer, shall satisfy Lender’s underwriting criteria and requirements as in effect on the date hereof; (g) the Permitted Transferee shall have executed and delivered to Lender such title insurance endorsements as may be reasonably requested by Lender; and (h) Lender may, as a condition to evaluating any requested consent to a transfer, require that Borrowers post a cash deposit with Lender in an amount equal to Lender’s anticipated costs and expenses in evaluating any such request for consent.
8.1.3    Approved Successor Guarantor. In the event Lender consents to a Transfer as set forth in this Section 8.1 and provided an Approved Successor Guarantor (hereinafter defined), in substitution of Guarantor, is willing to assume all of the guaranteed obligations of Guarantor and such Approved Successor Guarantor executes and delivers to Lender a guaranty of recourse obligations and an environmental indemnity agreement, each of which is in substantially the same form as the Guaranty and the Environmental Indemnity, respectively, executed on the Closing Date by Guarantor, such withdrawing Guarantor shall be released and relieved of its obligations under the Guaranty and the Environmental Indemnity executed by it for any acts or events occurring or obligations arising after the date of such Transfer, but in no event shall any such Transfer be construed so as to relieve any Guarantor of its obligations under the Guaranty and the Environmental Indemnity executed by it for any acts or events occurring or obligations arising prior to or simultaneously with the occurrence of such Transfer; provided, however, (i) if required by Lender or the Rating Agencies, Borrower shall have delivered to Lender an opinion from counsel, and in form and substance, in each case reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion stating, among other things, (A) that the new Guaranty and the Environmental Indemnity executed by the Approved Successor Guarantor are enforceable against such Approved Successor Guarantor in accordance with their terms and (B) that any REMIC Trust formed pursuant to a

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Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to tax as a result of such replacement (and any release), (ii) if required by Lender or the Rating Agencies and an Insolvency Opinion has previously been delivered in connection with the Loan, Borrower shall have delivered to Lender a new Insolvency Opinion, and (iii) Lender and the Rating Agencies shall have received such other documentation and information as may be reasonably requested by Lender or requested by the Rating Agencies in connection with such replacement (and any release), including, without limitation, a spousal consent in form and substance acceptable to Lender, as and to the extent applicable. For the purposes of this Section 8.1.3: “Approved Successor Guarantor” shall mean (a) an Institutional Investor (hereinafter defined), or (b) another Person who is acceptable to Lender, provided such Institutional Investor or Person:
(A)    satisfies the Transfer Financial Criteria;
(B)    owns (directly or indirectly) at least fifty-one percent (51%) of the beneficial interests in Borrowers; and
(C)    shall have delivered to Lender a background and credit check in form and substance reasonably acceptable to Lender.
“Institutional Investor” shall mean (i) a state or public pension plan, (ii) a pension trust maintained by a non-governmental employer, (iii) an endowment or private foundation, (iv) a banking institution, (v) an insurance company, (vi) a corporation, (vii) a real estate investment trust, (viii) saving and loan association, (ix) trust company, (x) commercial credit corporation, (xi) mutual fund, or (xii) an entity wholly owned by any of the foregoing whose obligations are guaranteed by such owner.
Section 8.2    Permitted Transfers of Interest in Borrower.
8.2.1    Transfers by Interest Holder. Notwithstanding anything to the contrary contained in this Agreement, holders of interests in any Borrower (or holders of interests in any entity directly or indirectly holding an interest in any Borrower) as of the date of this Agreement (the “Interest Holders”) shall have the right to transfer their interest in Borrowers (or any entity directly or indirectly holding an interest in Borrowers) to another person or entity who is not an Interest Holder, including, without limitation, to immediate family members for estate planning purposes, without Lender’s consent; provided, however, that:
(a)    after taking into account any prior transfers pursuant to this Section 8.2.1, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in (x) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 49% of the interests in any Borrower, or (y) a transfer in the aggregate of more than 49% of the interests in any Borrower as of the date hereof; provided, however, with regard to the foregoing clause “(x)”, if the proposed transferee (together with all members of his/her immediate family or any affiliates thereof) would own in excess of 20% of the interests in any Borrower, and/or with regard to the foregoing clause

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“(y)”, if there would be a transfer of in excess of 20% of the interests in any Borrower as of the date hereof, then in either case, the Lender Transfer Requirements shall be satisfied;
(b)    no such transfer of interest shall result in a change of control of any Borrower (or its sole member; and
(c)    the legal and financial structure of Borrowers and their shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of Borrowers and its shareholders, partners or members after such transfer, shall satisfy Lender’s underwriting criteria and requirements as in effect on the date hereof.
8.2.2    Transfers by Inheritance, etc.. In addition to the provisions of Section 8.2.1 above, a transfer that occurs by inheritance, devise or bequest or by operation of law upon the death of a natural person who is an Interest Holder shall not require the consent of Lender, provided that such transfer is to a member of the immediate family of such Interest Holder, or a trust established for the benefit of such immediate family member, and provided further that each of the following transfer conditions are satisfied:
(a)    no such transfer of interest shall result in a change of control of any Borrower (or its sole member); and
(b)    the legal and financial structure of Borrowers and their shareholders, partners or members, and the single purpose nature and bankruptcy remoteness of Borrowers and its shareholders, partners or members after such transfer, shall satisfy Lender’s applicable underwriting criteria and requirements as in effect on the date hereof.
8.2.3    Interest Transfers.
(a)    So long as Cole Operating Partnership V, LP, a Delaware limited partnership, is the Guarantor, Lender’s consent shall not be required for the following “Permitted Transfers”: (i) the sale, transfer, issuance or pledge of shares of common stock in Cole Credit Property Trust V, Inc., a Maryland corporation (“Sponsor”) provided that (1) such shares of common stock are listed on the New York Stock Exchange, NASDAQ or another nationally-recognized stock exchange, (2) such shares of common stock are transferred by Sponsor or any Affiliate of Sponsor in the ordinary course of business through licensed U.S. broker-dealers in accordance with all applicable legal requirements to third party retail investors in a manner consistent with previous offerings and sales conducted by Sponsor to date, or (3) such shares of common stock are being transferred by a third party which is not an Affiliate of Sponsor; (ii) the replacement of Cole REIT Advisors V, LLC, a Delaware limited liability company (“Advisors”), as the manager of Borrower (or, if Borrower is a limited partnership, as the manager of Borrower’s general partner) with an entity owned or controlled by Borrower, Sponsor, American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP”) or RCS Capital Corporation, a Delaware corporation (NYSE: RCAP) (“RCAP”) or Borrower, Sponsor, RCAP acquiring control of Advisors; or (iii) the issuance or transfer of limited partnership interests in Guarantor so long as Sponsor remains in control and owns, directly or indirectly, at least fifty-one percent (51%) of Guarantor.

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(i)    Provided, however, that as a condition to the Permitted Transfers set forth in clauses (a)(ii) and (a)(iii) above, Borrower shall provide Lender with prior written notice of such Transfer, shall satisfy the Lender Transfer Requirements with respect to such Transfer and, if applicable in connection with a Transfer of 49% or more, shall obtain a new Insolvency Opinion.
(b)    Subject to the satisfaction of the conditions set forth in this clause (b), the acquisition of the shares of Sponsor by American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP”) and/or any affiliate thereof shall be subject to the ARCP Transfer Deemed Consent Process. Notwithstanding the ARCP Transfer Deemed Approval Process, an ARCP Transfer shall be subject to Lender’s approval in Lender’s sole discretion, including, without limitation, the satisfaction of the Lender Transfer Requirements, the delivery of customary opinions (including an Insolvency Opinion, if applicable) and documents, and the satisfaction of Lender’s then current applicable underwriting criteria and requirements.
8.2.4    Definitions. For purposes of this Section 8.2, (i) a change of control of Borrowers (or their sole member) shall be deemed to have occurred if there is any change in the identity of the individual or entities or group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrowers (or its sole member) to take some action or to prevent, restrict or impede Borrower from taking some action which, in either case, Borrowers could take or could refrain from taking were it not for the rights of such individuals; and (ii) an “immediate family member” shall mean a spouse, parent, sibling, child or grandchild of any Interest Holder.
Section 8.3    Cost and Expenses. Borrowers shall pay all reasonable costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all reasonable fees and expenses of Lender’s counsel, whether internal or outside, and the cost of any required counsel opinions related to REMIC or other securitization or tax issues. In connection with an approved ARCP Transfer pursuant to Section 8.2.3(b), Lender’s and Servicer’s fees shall be limited to the ARCP Transfer Fee.
Section 8.4    Compliance with other Covenants. The foregoing provisions of this Article 8 shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or cause the compliance with) the other covenants set forth in this Agreement and the other Loan Documents (including, without limitation, those covenants relating to OFAC and ERISA matters).
ARTICLE 9:    SALE AND SECURITIZATION OF MORTGAGE
Section 9.1    Sale of Mortgage and Securitization.
(a)    Lender shall have the right (i) to sell, assign, pledge or otherwise transfer the Loan or any portion thereof or interest therein to any Person, (ii) to sell participation interests in the Loan to any Person, or (iii) to securitize the Loan or any portion thereof or interest therein in one or more private or public single asset or pooled loan securitizations. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction”

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and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).
(b)    If requested by Lender, Borrowers shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies or applicable Legal Requirements in connection with any Secondary Market Transactions, including to:
(i)    (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrowers, Guarantor, any Affiliate of Borrower or Guarantor and Manager, including, without limitation, the information set forth on Schedule VI attached hereto, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property, and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the information referred to in clauses (A), (B) and (C) shall hereinafter be referred to collectively as “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors, certificates of third party service providers or opinions of counsel acceptable to Lender and the Rating Agencies;
(ii)    provide opinions of counsel, which may be relied upon by Lender and the NRSROs, and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Borrowers, Guarantor and any Affiliate of Borrower or Guarantor, which counsel and opinions shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies in their sole discretion;
(iii)    provide updated (as of the closing date of any Secondary Market Transaction) representations and warranties made in the Loan Documents and such additional representations and warranties as Lender or the Rating Agencies may require;
(iv)    subject to the limitations in clauses (1) through (5) of Section 9.3, execute modifications and amendments to the Loan Documents and Borrowers’ organizational documents as Lender or the Rating Agencies may require;
(v)    subject to the rights of the Sole Tenant, provide access to, and conduct tours of, the Property; and
(vi)    provide certifications or other evidence of reliance acceptable to Lender and the Rating Agencies with respect to third party reports and other information obtained in connection with the origination of the Loan or any Updated Information.
(c)    Each Borrower agrees that (i) Lender may disclose any information relating to such Borrower, its Affiliates, the Property, the Loan (including information provided by or on

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behalf of such Borrower or any of its Affiliates to Lender) to any Person (including, but not limited to, investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization) actually or potentially involved in or related to any Secondary Market Transaction or any other Person reasonably requesting such information and (ii) the findings and conclusions of any third-party due diligence report obtained by Lender or other Indemnified Persons may be made publicly available if required, and in the manner prescribed, by applicable Legal Requirements.
(d)    If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrowers alone or Borrowers and one or more Affiliates of Borrowers (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, each Borrower shall furnish to Lender, upon request the following financial information:
(i)    if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent fiscal year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or
(ii)    if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other Legal Requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).
(e)    Further, if requested by Lender, Borrowers shall, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any Tenant of the Property if, in connection with a Securitization, Lender expects there to be, as of the cutoff date for such

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Securitization, a concentration with respect to such Tenant or group of Affiliated Tenants within all of the mortgage loans included or expected to be included in the Securitization such that such Tenant or group of Affiliated Tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such Tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(f)    If Lender determines that Borrowers alone or Borrowers and one or more Affiliates of Borrowers collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then each Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(g)    Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:
(i)    with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and
(ii)    with respect to ongoing information required under Section 9.1I and (f) above, (1) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (2) not later than seventy-five (75) days after the end of each Fiscal Year of Borrower.
(h)    If requested by Lender, Borrowers shall provide Lender, promptly, and in any event within three (3) Business Days following Lender’s request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by Lender.
(i)    If requested by Lender, whether in connection with a Securitization or at any time thereafter during which the Loan and any Related Loans are included in a Securitization, Borrowers shall provide Lender, promptly upon request, a list of Tenants (including all affiliates of such Tenants) that in the aggregate (1) occupy ten percent (10%) or more (but less than twenty percent (20%)) of the total floor area of the improvements or represent ten percent (10%) or more (but less than twenty percent (20%)) of aggregate base rent, and (2) occupy twenty percent (20%) or more of the total floor area of the improvements or represent twenty percent (20%) or more of aggregate base rent.

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(j)    All financial statements provided by Borrowers pursuant to Section 9.1(d), (e), (f) or (g) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants of Borrower acceptable to Lender in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing (or comparable information is required to otherwise be available to holders of the Securities under Regulation AB or applicable Legal Requirements), all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.
(k)    Uncross of Properties. Borrower agrees that at any time Lender shall have the unilateral right to elect to remove the cross-collateralization of the Liens of the Security Instruments encumbering any one (1) or more of the Properties (individually or collectively, as the context may require, the “Affected Property”). In furtherance thereof, Lender shall have the right to (a) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property the Allocated Loan Amount with respect to such Property evidenced by one (1) or more new notes and secured by such other loan documents (individually or collectively, as the context may require, the “New Note”) having a principal amount equal to the Allocated Loan Amount applicable to such Affected Property, (b) segregate the applicable portion of each of the Reserve Funds relating to the Affected Property, (c) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property, and (d) take such additional action consistent therewith; provided, that such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not increase in the aggregate (i) any monetary obligation of Borrower under the Loan Documents or (ii) any other obligation of Borrower under the Loan Documents in any material respect. In connection with the transfer of any such Affected Property as provided for in this Section 9.1.3, the Loan shall be reduced by an amount equal to amount of the New Note applicable to such Affected Property and the new loan secured by such Affected Property and evidenced by the New Note shall be in an amount equal to such Allocated Loan Amount. Subsequent to the release of the Affected Property from the lien of the Loan pursuant to this Section 9.1.3, the balances of the components of the Loan shall be the same as they would have been had a prepayment occurred in an amount equal to the Allocated Loan Amount of the Affected Property. At the request of Lender, Borrower shall otherwise reasonably cooperate with Lender in its attempt to satisfy all requirements necessary in order for Lender to obtain a Rating Agency Confirmation from the Approved Rating Agencies with respect to such transfer of the Affected Property from the Securitization and splitting of the Loan, which requirements shall

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include, without limitation: (A) delivery of evidence that the single purpose nature and bankruptcy remoteness of Borrowers owning Properties other than the Affected Property following such release have not been adversely affected and are in accordance with the terms and provisions of this Agreement (which evidence may include a “bring-down” of the Insolvency Opinion); and (B) the execution of such documents and instruments and delivery by Lender of such opinions of counsel as are typical for similar transactions, including, an opinion of counsel that the release of the Affected Property will not be a “significant modification” of this Loan within the meaning of Section 1.1001-3 of the regulations of the United States Department of the Treasury and that all other requirements applicable, if any, to a REMIC Trust, have been satisfied or have not otherwise been violated.
Section 9.2    Securitization Indemnification.
(a)    Each Borrower understands and agrees that information provided to Lender by Borrowers or its agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization.
(b)    Borrowers hereby agree (i) to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in connection with a Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of Securities issued in connection with a Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) for any losses, liabilities, obligations, claims, damages, penalties, actions, judgments, suits, costs and expenses (collectively, the “Liabilities”) to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the information provided to Lender by Borrowers, any Affiliate of Borrowers or any of their respective agents, counsel or representatives, (B) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading and/or (C) a breach of the representations and warranties made by Borrowers in Section 3.1.40 of this Agreement and (ii) to reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities; provided, however, that Borrowers will be liable in any such case under clauses (i) or (ii) above only to the extent that any such Liability arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) information furnished by or on behalf of Borrowers (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or

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(y) any of the reports, statements or other information furnished by or on behalf of Borrowers pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrowers and operating statements and rent rolls with respect to the Property. This indemnity will be in addition to any liability which Borrowers may otherwise have.
(c)    In connection with any Exchange Act Filing or other reports containing comparable information that are required to be made available to holders of the Securities under Regulation AB or other applicable Legal Requirements, Borrowers shall (i) indemnify the Indemnified Persons for Liabilities to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) information furnished by or on behalf of Borrowers (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrowers pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to the Property, and (ii) reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities.
(d)    Promptly after receipt by an Indemnified Person of notice of a claim or the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against any Borrower, notify Borrowers in writing of the commencement thereof, but the omission to so notify any Borrower will not relieve any Borrower from any liability which it may have to any Indemnified Person under this Section 9.2 except to the extent that failure to notify materially prejudices such Borrower. In the event that any action is brought against any Indemnified Person, and it notifies such Borrower of the commencement thereof, such Borrower will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel satisfactory to such Indemnified Person. After notice from a Borrower to such Indemnified Person of such Borrower’s election to assume the defense of such action, such Indemnified Person shall pay for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Indemnified Person and any Borrower and the Indemnified Person shall have reasonably concluded that there are legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to such Borrower, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons at the cost of Borrowers. Borrowers shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) unless an Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to Borrowers.
(e)    In order to provide for just and equitable contribution in circumstances in which any indemnification or reimbursement under this Section 9.2 is for any reason held to be unenforceable as to an Indemnified Person in respect of any Liabilities (or action in respect thereof)

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referred to herein which would otherwise be indemnifiable under this Section 9.2, Borrower shall contribute to the amount paid or payable by the Indemnified Person as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), gross negligence or willful misconduct shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, gross negligence or willful misconduct. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.
(f)    Without limiting the generality of this Section 9.2, each Borrower hereby agrees (i) to indemnify the Indemnified Persons against any Liabilities to which any Indemnified Persons may become subject in connection with any indemnification to the NRSROs in connection with issuing, monitoring or maintaining the Securities insofar as the Liabilities arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the information provided to Lender or one or more of the NRSROs by Borrowers, any Affiliate of Borrowers or any of their respective agents, counsel or representatives, (B) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading and/or (C) a breach of the representations and warranties made by any Borrower in Section 3.1.40 of this Agreement and (ii) to reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Liabilities; provided, however, that, other than in connection with information provided by Borrowers, any Affiliate of Borrowers or any of their respective agents, counsel or representatives directly to one or more of the NRSROs, Borrowers will be liable in any such case under clauses (i) or (ii) above only to the extent that any such Liability arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) information furnished by or on behalf of Borrowers (1) in connection with the issuance, monitoring or maintenance of the Securities or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrowers pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrowers and operating statements and rent rolls with respect to the Property. This indemnity will be in addition to any liability which a Borrower may otherwise have.
(g)    For the avoidance of doubt, and without limiting the generality of the foregoing, “Indemnified Persons” shall include the initial named Lender hereunder and each other Lender that has held an interest in the Loan at any time during the Term, including prior to the occurrence of the act or omission giving rise to the applicable Liabilities.

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(h)    The liabilities and obligations of both Borrowers and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.
Section 9.3    Severance Documentation. Lender shall have the right, at any time (whether prior to or after any Secondary Market Transaction in respect of all or any portion of the Loan), to modify, split and/or sever the Loan one or more times in order to (a) create (i) one or more new loans (including first and second mortgage loans), (ii) one or more new notes (including senior and junior notes (i.e., A/B and A/B/C structure)), (iii) multiple components of the Note or Notes and/or (iv) one or more mezzanine loans (a “New Mezzanine Loan”) (including amending Borrowers’ organizational structure and the organizational documents of Borrowers and its direct and indirect shareholders, partners, members and non-member managers to provide for one or more mezzanine borrowers), (b) reduce the number of loans, notes and/or components, (c) revise the interest rates of the loans, notes and/or components, (d) allocate and reallocate the principal balances of the loans, notes and/or components, (e) increase or decrease the monthly debt service payments for the loans, notes and/or components, (f) eliminate the multiple loan, note and/or component structure (including the elimination of the related allocations of principal and interest payments) or (g) otherwise achieve the optimum execution for a Secondary Market Transaction; provided, however, that in modifying, splitting and/or severing the Loan as provided above (1) Borrowers shall not be required to modify the Stated Maturity Date, (2) the aggregate principal amount of all such loans, notes and/or components shall, on the date created, equal the Outstanding Principal Balance immediately prior to the creation of such loans, notes and/or components, (3) the weighted average interest rate of all such loans, notes and/or components shall, on the date created, equal the interest rate applicable to the Loan immediately prior to the creation of such loans, notes and/or components (except that the weighted average interest rate may subsequently increase due to the effect of amortization and/or in connection with prepayments made in accordance with Section 2.7 hereof or following a Casualty, Condemnation or Event of Default), (4) the scheduled debt service payments on all such loans, notes and/or components shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to the creation of such loans, notes and/or components. At Lender’s election, each note comprising the Loan may be subject to one or more Secondary Market Transactions, and (5) Borrowers’ and Guarantor’s obligations and liabilities under the Loan Documents and Lender’s rights and remedies under the Loan Documents shall not be increased in any material respect and Borrowers’ and Guarantor’s rights and remedies under the Loan Documents and Lender’s obligations and liabilities under the Loan Documents shall not be decreased in any material respect. Lender shall have the right to modify, split and/or sever the Loan in accordance with this Section 9.3 and, provided that such modification, split and/or severance shall comply with the terms of this Section 9.3, it shall become immediately effective. If requested by Lender, Borrowers shall promptly execute an amendment to the Loan Documents to evidence any such modification, split and/or severance including, without limitation, an amendment to the Cash Management Agreement to reflect the newly created loans, notes and/or components, provided that such amendment shall comply with the terms of this Section 9.3. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect and modification, split and/or severance as described in this Section 9.3, each Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents

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under such power unless any Borrower or Borrowers shall fail to execute such documents within five (5) Business Days after Lender’s request.
Section 9.4    Secondary Market Transaction Costs. All reasonable third party costs and expenses incurred by Borrowers, Guarantor, Manager and their respective Affiliates in connection with Borrowers’ compliance with Sections 9.1 and 9.3 (including, without limitation, the fees and expenses of the Rating Agencies) shall be reimbursed by Lender. Borrower shall not be obligated to reimburse Lender for any costs incurred by Lender in connection with Sections 9.1 and 9.3.
ARTICLE 10:    DEFAULTS
Section 10.1    Event of Default.
(a)    Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):
(i)    if any monthly installment of principal and/or interest due under the Note or this Agreement or any payment of Reserve Funds due under this Agreement or the payment of the Obligations due on the Maturity Date are not paid when due;
(ii)    if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) days following notice to Borrowers that the same is due and payable;
(iii)    if any of the Taxes are not paid before the same become delinquent, or any Other Charges are not paid when due and such non-payment continues for five (5) days following notice to Borrowers, except to the extent that (x) there then are sufficient funds in the Tax Fund to pay such Taxes and (y) Lender does not release the same from the Tax Fund in accordance with the provisions of this Agreement;
(iv)    if the Policies are not kept in full force and effect, each in accordance with the terms and conditions hereof;
(v)    subject to the provisions of Sections 8.1 and 8.2, if any Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1;
(vi)    if any representation or warranty made by any Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such representation or warranty was made;
(vii)    if any Borrower, Sole Member or Guarantor shall make an assignment for the benefit of creditors;
(viii)    if a receiver, liquidator or trustee shall be appointed for any Borrower, Sole Member or Guarantor or if any Borrower, Sole Member or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or

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arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Sole Member or Guarantor, or if any proceeding for the dissolution or liquidation of any Borrower, Sole Member or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Sole Member or Guarantor, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days;
(ix)    if any Borrower assigns its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(x)    if any of the factual assumptions relating to the conduct of Borrower or Guarantor contained in any Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;
(xi)    if any Borrower or Sole Member breaches any representation, warranty or covenant contained in Section 3.1.24 or Section 4.1.15 hereof;
(xii)    if any Borrower shall be in default beyond any applicable notice and cure period under any mortgage or security agreement covering any part of any Property whether it be superior or junior in Lien to the Security Instruments;
(xiii)    subject to Borrower’s right to contest as provided in Section 3.6 of the applicable Security Instrument, if any Property becomes subject to any mechanic’s, materialman’s or other Lien except a Lien for Taxes not then due and payable (excluding Liens associated with any so-called property-assessed clean energy or similar loans), and such Lien is not discharged or bonded before the earlier of thirty (30) days after the applicable Borrower receives notice thereof or the earlier of the date of the lienholder’s commencement of any foreclosure of such Lien;
(xiv)    except as permitted herein, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;
(xv)    if, without Lender’s prior written consent, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, or (iv) there shall be a material default by any Borrower under the Management Agreement beyond any applicable grace period which permits the Manager to terminate or cancel such Management Agreement;
(xvi)    if any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xv) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary

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Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that such Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days; or
(xvii)    if Borrower breaches the negative covenant contained in Section 4.2.15 hereof;
(xxiii)    an Event of Default by Borrower or Sole Tenant, beyond applicable notice and cure periods, occurs under the Sole Tenant Lease; provided, however, that Borrower shall have the right to cure defaults by the Sole Tenant under the Sole Tenant Lease within the cure periods provided under the Sole Tenant Lease, provided, further, that such cure rights shall be limited, with respect to Events of Default by the Sole Tenant that are monetary in nature, to no more than (A) nine (9) consecutive monetary Events of Default at any time during the term of the Loan and (B) no more than twelve (12) monetary Events of Default in the aggregate during the term of the Loan; or
(xix)    if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents (provided that, if no specific cure period is contained in such Loan Documents, the cure periods provided in subsection (xvi) above shall be applicable), whether as to any Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations.
(b)    Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter while such Event of Default is continuing Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity but subject to Section 11.22, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to the Properties, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Properties, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all other Obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 10.2    Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default, subject to Section 11.22, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents

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executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Subject to Section 11.22, any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Security Instruments have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full. Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of their collective interest in the Properties and in reliance upon the aggregate of the Properties taken together. No foreclosure or enforcement of any Security Instrument shall limit or impair any other Security Instrument, or any liens, rights or remedies under or the provisions of any of the other Security Instrument, and each Security Instrument may be separately foreclosed or otherwise enforced concurrently or in any order of priority.
(b)    Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instrument to secure payment of the sums secured by the Security Instruments and not previously recovered.
(c)    Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender and provided that such severance agreement and other documents incorporate the provisions of Section 11.22. Borrowers hereby absolutely and irrevocably appoint Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to

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effect the aforesaid severance, Borrowers ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power unless any Borrower or Borrowers shall fail to execute any such documents within five (5) Business Days after Lender’s request. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrowers only as of the Closing Date.
(d)    Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.
Section 10.3    Lender’s Right to Perform.
If any Borrower fails to perform any covenant or obligation contained herein when required and such failure shall continue for a period of five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Security Instrument and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrowers of any such failure.
Section 10.4    Remedies Cumulative.
The rights, powers and remedies of Lender under this Agreement shall be cumulative and, subject to Section 11.22, not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to one or more Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Nothing contained herein or in the other Loan Documents shall be construed to grant Borrower any right to cure an Event of Default and each Event of Default shall continue unless and until the same is waived by Lender in writing in its sole and absolute discretion in accordance with the terms and provisions of the Loan Documents.

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ARTICLE 11:    MISCELLANEOUS
Section 11.1    Successors and Assigns.
All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 11.2    Lender’s Discretion.
Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter, or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefor.
Section 11.3    Governing Law.
(A)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND THE LOAN WAS MADE BY LENDER AND ACCEPTED BY EACH BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND

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IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT:
CT Corporation System
111 Eighth Avenue
New York, NY 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 11.4    Modification, Waiver in Writing.
No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly

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provided herein, no notice to, or demand on Borrowers, shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 11.5    Delay Not a Waiver.
Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.
Section 11.6    Notices.
All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) Business Days after the date such Notice is mailed, (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Ladder Capital Finance I LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Pamela McCormack

with a copy to:	DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Jeffrey B. Steiner, Esq.

with a copy to:    Wells Fargo Bank National Association
Commercial Mortgage Servicing
MAC D1086-120
550 South Tryon Street, 14th floor
Charlotte, North Carolina 28202
Attention: Asset Management

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If to Borrower:     c/o American Realty Capital Properties, Inc.
2325 E. Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attention: Todd J. Weiss, Esq.

Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

Section 11.7    Trial by Jury.
EACH BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 11.8    Headings.
The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 11.9    Severability.
Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirement, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 11.10    Preferences.

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Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower to any portion of the Obligations of Borrower hereunder. To the extent any Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 11.11    Waiver of Notice.
Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 11.12    Remedies of Borrower.
In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrowers’ sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 11.13    Expenses; Indemnity.
(a)    Borrowers shall pay or, if Borrowers fail to pay, reimburse Lender upon receipt of notice from Lender, for all actual, reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrowers’ ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iii) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (iv) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (v) enforcing

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any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any Bankruptcy Action; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid, at Lender’s election in its sole discretion, from any amounts in the Cash Management Account.
(b)    Borrowers shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any material breach by any Borrower of its Obligations under, or any material misrepresentation by any Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (v) any use, nonuse or condition in, on or about the Properties or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (vii) any failure of any Property to comply with any Legal Requirement; (viii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; and (ix) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (collectively, the “Indemnified Liabilities”); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.
(c)    Each Borrower hereby agrees to pay for or, if Borrowers fail to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of the Loan Documents, and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to obtaining any such consent, approval, waiver or confirmation.
(d)    The provision of Section 11.13 shall survive the repayment of the Loan.

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Section 11.14    Schedules Incorporated.
The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 11.15    Offsets, Counterclaims and Defenses.
Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 11.16    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)    This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender or Borrowers any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan (and disburse Reserve Funds) hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 11.17    Publicity.
All news releases, publicity or advertising by either party hereto or their respective Affiliates through any media intended to reach the general public relating to the Loan shall be subject to the prior approval of the other party, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, such consent shall not (a) be required for either party hereto to include a brief description of the Loan (so long as the Borrower, Guarantor and Sponsor are not identified) and the Property (including through the use of photographs) on such party’s website and/or in announcements, advertising, publicity, marketing, presentations or other communications, to clients, prospective clients, investors, prospective investors, brokers, trade associations, rating

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agencies, investment banking firms and other third-party advisory and service providers or (b) limit any of Lender’s rights set forth in Article 9 hereof.
Section 11.18    Waiver of Marshalling of Assets.
To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Properties, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 11.19    Waiver of Offsets/Defenses/Counterclaims.
Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrowers are obligated to make under any of the Loan Documents.
Section 11.20    Conflict; Construction of Documents; Reliance.
In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrowers acknowledges that, with respect to the Loan, Borrowers shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in any Borrower, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrowers or their Affiliates.
Section 11.21    Brokers and Financial Advisors.
Each party hereby represents to the other that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated

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by this Agreement. Each party shall indemnify, defend and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind (including reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 11.22    Exculpation.
Notwithstanding anything to the contrary contained in this Agreement, the Note, the Security Instruments or the other Loan Documents but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers to perform and observe the Obligations contained in the Note, this Agreement, the Security Instruments or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrowers, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instruments and the other Loan Documents, or in the Properties, the Gross Revenues, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of Borrowers’ interest in the Properties, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instruments and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrowers in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instruments or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrowers as party defendants in any action or suit for foreclosure and sale under the Security Instruments; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instruments so long as no such deficiency judgment is enforced against Borrower or Guarantor or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)    the breach by any Borrower or Guarantor of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Security Instruments concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

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(ii)    failure to comply with laws by Guarantor, any Borrower or an Affiliate thereof which results in a forfeiture of any Property or intentional physical waste by Guarantor, any Borrower or an Affiliate thereof;
(iii)    the wrongful removal or destruction of any portion of any of the Properties or the misappropriation of any personal property which constitutes a portion of the collateral for the Loan by or on behalf of any Borrower or Guarantor;
(iv)    the misapplication or conversion by any Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Property, or (C) any Gross Revenues;
(v)    failure to pay charges for labor or materials or other charges that create Liens on any portion of any Property, to the extent such Liens are not bonded over or discharged in accordance with this Agreement and the other Loan Documents except to the extent such failure occurs during an Excess Cash Flow Sweep Trigger Event and Lender does not make funds available for payment of such charges for labor or materials or other charges that create Liens;
(vi)    the failure to pay Taxes, to the extent that the Sole Tenant at any Property is not timely paying same and to the extent that Gross Revenues of the Property, net of Debt Service and any other amounts payable hereunder or under the other Loan Documents, are sufficient to pay such amounts, except to the extent that (A) sums sufficient to pay such amounts have been deposited into escrow with Lender pursuant to Section 6.2 or (B) Borrower is contesting Taxes in accordance with the terms of Section 4.1.3 or Sole Tenant is contesting Taxes in accordance with the terms of the Sole Tenant Lease or (C) such failure occurs during an Excess Cash Flow Sweep Trigger Event and Lender does not make funds available for payment of Taxes, if applicable;
(vii)    any Borrower’s failure to obtain and maintain fully paid for Policies in accordance with Section 5.1.1 hereof (as such requirement may be limited pursuant to Section 5.1.1(i)), except to the extent that (A) sums sufficient to pay such amounts have been deposited into escrow with Lender pursuant to Section 6.3 or (B) such failure occurs during an Excess Cash Flow Sweep Trigger Event and Lender does not make funds available for payment of Insurance Premiums, if applicable;
(viii)    any breach of the title covenants set forth in Section 4.1.8 hereof;
(ix)    any violation of the restriction contained in Section 6 of the Sole Tenant Leases;
(x)    if Guarantor (or any Person comprising Guarantor), any Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Note, the Security Instruments or any other Loan Document, seeks a

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defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan which is frivolous, brought in bad faith, without merit (in the case of a defense) or unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief);
(xi)    if the tenant under any Sole Tenant Lease terminates such lease or abates any portion of the rent payable under such lease as a result of a condemnation of all or part of the Property;
(xii)    the amendment, modification or termination of any Sole Tenant Lease made without Lender’s prior written consent, including without limitation, an amendment, modification or termination in contravention of Section 4.1.10 hereof;
(xiii)    any exercise by a Sole Tenant of any right of termination, or set-off or abatement with respect to rent or additional rent, as a result of a default by the applicable Borrower under the Sole Tenant Lease if either (1) such default and termination, set-off or abatement is not being contested by Borrower or (2) if such default or termination, set-off or abatement is being contested by Borrower, a final and non-appealable judgment or order has been issued by a court of competent jurisdiction upholding such default and termination, set-off or abatement;
(xiv)    the forfeiture by any Borrower of a Property pursuant to any Legal Requirement that results from conduct of criminal activity by any Borrower or Guarantor or any of their respective agents;
(xv)    any Borrower fails to maintain its status as a single purpose entity each as required by and in accordance with the terms and provisions of Section 3.1.24, Section 4.1.15 and Schedule III of this Agreement;
(xvi)    gross negligence by any Borrower or Guarantor or any of their agents or representatives in connection with the Loan or any of the Properties; and
(xvii)    the failure of any Property to comply with Legal Requirements as of the date hereof.
Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrowers in the event that:
1)    fraud or willful misrepresentation or willful misconduct by any Borrower or Guarantor or any of their agents or representatives in connection with the Loan or any of the Properties (including, without limitation, any Lease), including by reason of

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any claim under the Racketeer Influenced and Corrupt Organizations Act (“RICO”), as determined by judgment of a court of competent jurisdiction;
2)    the first full Monthly Debt Service Payment is not paid when due;
3)    Borrower fails to comply with (A) the terms and provisions of Section 3.1.24, Section 4.1.15 and Schedule III of this Agreement and a court of competent jurisdiction orders a substantive consolidation of any Borrower with any Person other than another Borrower primarily based on such failure, and/or (B) any representation, warranty or covenant set forth in any of clauses (a), (b), (d), (e), (k), (n) and/or (aa) set forth in Schedule III attached to the Loan Agreement and such failure is a primary factor in any Borrower being the debtor in, and/or any Property or the Properties or any portion thereof or interest therein becoming an asset in, an involuntary bankruptcy or insolvency proceeding brought by one or more Persons other than Lender or any Affiliate of Lender and such proceeding is not discharged, stayed or dismissed within ninety (90) days;
4)    any Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary Lien encumbering any Property;
5)    any Borrower fails to obtain Lender’s prior written consent to any Transfer of the Property or any interest therein or any Transfer of any direct or indirect interest in Borrower, in either case if consent to such Transfer is required by this Agreement;
6)    any Borrower files a voluntary petition under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law;
7)    an Affiliate, officer, director, or representative which controls, directly or indirectly, any Borrower files, or joins in the filing of, an involuntary petition against such Borrower under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against such Borrower from any Person;
8)    any Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against such Borrower from any Person;
9)    any Affiliate, officer, director, or representative which controls any Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee, or examiner for such Borrower or any portion of the Property, other than a custodian, receiver, trustee, or examiner whose appointment is requested by or on behalf of Lender; or

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10)    any Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
Section 11.23    Prior Agreements.
This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Application Letter dated November 10, 2014 (as amended) between Guarantor and Lender, are superseded by the terms of this Agreement and the other Loan Documents.
Section 11.24    Servicer.
(a)    At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, designees or nominees, collectively, “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under the Loan Documents to the Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrowers shall be responsible for any reasonable set-up fees and any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrowers shall not be responsible for payment of scheduled monthly servicing fees due to Servicer under the Servicing Agreement. In addition, Borrowers shall pay (i) any reasonable fees and expenses of Servicer (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with any release of the Property or a portion thereof, any prepayment, defeasance, transfer, assumption, amendment or modification of the Loan, any documents or other matters requested by Borrowers or Guarantor, any special servicing or workout of the Loan or enforcement of the Loan Documents, including, without limitation, any advances made by Servicer and interest on such advances, any liquidation fees in connection with the exercise of any or all remedies permitted under this Agreement and (ii) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that a Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement); provided, however, that Borrowers shall not be responsible for payment of any fees or expenses required to be borne by, and not reimbursable to, Servicer. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto pursuant to the terms of the Loan Documents.
(b)    Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrowers and Guarantor under the Loan Documents.
(c)    Provided Borrowers shall have received notice from Lender of Servicer’s address, Borrowers shall deliver, and cause to be delivered, to Servicer duplicate originals of all

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notices and other documents and instruments which Borrowers and/or Guarantor deliver to Lender pursuant to the Loan Documents. No delivery of any such notices or other documents shall be of any force or effect unless delivered to Lender and Servicer as provided in this Section 11.24(c).
Section 11.25    Joint and Several Liability.
If more than one Person has executed this Agreement or any other Loan Document as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder and thereunder shall be joint and several.
Section 11.26    Creation of Security Interest.
Notwithstanding any other provision set forth in this Agreement, the Note, the Security Instruments or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Security Instrument and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to secure a borrowing by Lender or its Affiliates from any Person that purchases or funds financial assets.
Section 11.27    Assignments and Participations.
(a)    This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and permitted assigns. Lender shall have the right to assign, sell, pledge, participate or transfer its rights and obligations under this Agreement and the Loan Documents to any person. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Agreement. Borrower shall not have the right to assign, delegate or transfer its rights or obligations under this Agreement without the prior written consent of Lender, as provided in this Agreement, and any attempted assignment, delegation or transfer without such consent shall be null and void.
(b)    Upon such execution and delivery of any assignment (together with written notice to Borrowers), from and after the effective date specified in such assignment and acceptance, the assignee thereunder shall be a party hereto and have the rights and obligations of Lender hereunder.
(c)    Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Agreement, and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.
Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed

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assignees or participants, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower or any of its Affiliates.
Section 11.28    Counterparts.
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
Section 11.29    Set-Off.
In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrowers, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application
Section 11.30    Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in the Loan Documents, Lender shall have:
(a)    the right to routinely consult with and advise Borrowers’ management regarding the significant business activities and business and financial developments of Borrowers, including, but not limited to, with respect to (i) annual operating and capital budgets, (ii) insurance, (iii) material leases and lease forms, (iv) property management and leasing agents and amendments, modifications or termination of any agreements with such agents, and (v) changes in business; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times upon reasonable notice;
(b)    the right, in accordance with the terms of this Agreement, to examine the books and records of Borrowers at any reasonable times upon reasonable notice;
(c)    the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.7 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

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(d)    the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property) and to restrict any financing and/or Indebtedness with respect thereto
Section 11.31    State Specific Provisions. See attached Schedule VII.
Section 11.32    Disclaimer.
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
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LENDER:

LADDER CAPITAL FINANCE LLC,
a Delaware limited liability company

By: /s/ David M. Traitel
Name: David M. Traitel
Title: Managing Director

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:

ARCP WG Harrison AR, LLC,
ARCP WG Siloam Springs AR, LLC,
ARCP WG Indianapolis (Washington) IN, LLC,
ARCP WG Slidell LA, LLC,
ARCP WG Clinton Township MI, LLC, ARCP WG Lees Summit (Langsford) MO, LLC, each a Delaware limited liability company

By:__/s/ Todd J. Weiss_________________________ Name: Todd J. Weiss Title: Authorized Officer

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